   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2000.

                                                      REGISTRATION NO. 333-45684
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             EPOCH SECURITIES, INC.
                               INITIAL DEPOSITOR
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                            ------------------------
                        OPTICAL EQUIPMENT NETS(SM) TRUST
                                YET-TO-BE FORMED
                     (ISSUER WITH RESPECT TO THE RECEIPTS)
                            ------------------------

     DELAWARE (STATE OR OTHER      6211 (PRIMARY STANDARD INDUSTRIAL     94-3345622 (I.R.S. EMPLOYER
 JURISDICTION OF INCORPORATION OR     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)
          ORGANIZATION)

                                151 UNION STREET
                                  ICEHOUSE TWO
                            SAN FRANCISCO, CA 94111
                                 (415) 315-3100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

               THOMAS C. JANSON, JR.                                    COPIES TO:
             EXECUTIVE VICE PRESIDENT                               LAWRENCE C. TONDEL
              EPOCH SECURITIES, INC.                                 BROWN & WOOD LLP
                 151 UNION STREET                                 ONE WORLD TRADE CENTER
                   ICEHOUSE TWO                                  NEW YORK, NEW YORK 10048
              SAN FRANCISCO, CA 94111                                 (212) 839-5300
                  (415) 315-3100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF              AMOUNT TO BE             OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
  SECURITIES TO BE REGISTERED             REGISTERED              PER RECEIPT(1)            PRICE(1)             FEE(2)(3)
-------------------------------------------------------------------------------------------------------------------------------
Optical Equipment NETS..........     500,000,000 receipts              $50                $74,950,000             $19,787
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 1,000,000 receipts are estimated to be offered in the initial offering at $50 per receipt and 499,000,000 receipts are estimated to be offered continuously after the initial offering at $0.05 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold in market-making transactions expected to be made by one or more of the underwriters from time to time.

(3) Previously paid.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED DECEMBER 18, 2000

PROSPECTUS
--------------------
                               OPTICAL EQUIPMENT

                                  [NETS LOGO]

                        500,000,000 DEPOSITARY RECEIPTS

                        OPTICAL EQUIPMENT NETS(SM) TRUST


                            ------------------------

The Optical Equipment NETS(SM):

- Are depositary receipts that represent your undivided beneficial ownership in shares of U.S.-traded common stock of a group of companies that, among other things, design, manufacture and market products that enable voice and data transmissions across communications networks using optical, or light-based, signals.


- Represent your ownership of the companies and the number of shares of their common stock found on page 2 of this prospectus.


- Are separate from the underlying shares of common stock that will be held by the Optical Equipment NETS Trust.

- May only be acquired, traded or exchanged in a round-lot amount of 100 Optical Equipment NETS or round-lot multiples.

The Optical Equipment NETS Trust:

- Has been formed to hold the underlying common stocks and issue the Optical Equipment NETS.

- May issue additional Optical Equipment NETS on a continuous basis.

- Is not a registered investment company under the Investment Company Act of 1940.


-Will terminate on December 31, 2005, or earlier if a termination event occurs.


- Investors Bank & Trust Company will act as trustee.

- Optical Equipment NETS are interests in and obligations of the Optical Equipment NETS Trust and not of Epoch Securities, Inc., or Investors Bank & Trust Company or any of their affiliates.

                            ------------------------


     Prior to this offering no public market existed for the Optical Equipment NETS. The Optical Equipment NETS have been approved for listing on the American Stock Exchange under the symbol "OPN." In addition to this prospectus, there is also an electronic version of this prospectus for the Optical Equipment NETS that can be accessed on the Internet at www.epochnets.com as well as web sites for one or more of the underwriters and dealers which contains information formatted differently from this prospectus.

                            ------------------------

        INVESTING IN OPTICAL EQUIPMENT NETS INVOLVES SIGNIFICANT RISKS.

           SEE "RISK FACTORS" STARTING ON PAGE 13 OF THIS PROSPECTUS.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
                           COMMISSION HAS APPROVED OR

DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
                                   COMPLETE.

           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              INITIAL PRICE    UNDERWRITING
                                                                TO PUBLIC          FEE
                                                              -------------    ------------
Per Optical Equipment NETS including the underwriting fee...        $               2%


     The initial public offering price for a round-lot of 100 Optical Equipment NETS will equal the sum of the values of the deposited shares for all companies as specified in this prospectus, which will be determined by multiplying the closing market price for each security on the pricing date on the primary U.S. trading market by the number of deposited shares for each company, plus an underwriting fee.


                         -----------------------------
                                 EPOCH PARTNERS
                         -----------------------------

                The date of this prospectus is           , 2001.


"NETS" and "New Era Trust Securities" are service marks of Epoch Partners, Inc.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary Information.........................................     1
Risk Factors................................................    13
Description of the Trust....................................    26
Description of Optical Equipment NETS.......................    26
Description of the Underlying Securities....................    30
Description of the Depositary Trust Agreement...............    34
Federal Income Tax Consequences.............................    38
ERISA Considerations........................................    40
Underwriting................................................    41
Legal Matters...............................................    42
Where You Can Find More Information.........................    42
Exhibit A...................................................   A-1


                            ------------------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Optical Equipment NETS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Optical Equipment NETS in any jurisdiction where the offer or sale is not permitted.
                            ------------------------

     Epoch Securities, Inc. conducts a significant part of its securities business under the name "Epoch Partners," as also used on the cover page hereof. See "Underwriting."

                            ------------------------



     This prospectus contains statistical data regarding the optical networking industry that we obtained from industry publications, including reports generated by RHK, Inc. These industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe that the publications are reliable, we have not independently verified their data.

                              SUMMARY INFORMATION

     This discussion summarizes information regarding the Optical Equipment NETS. This discussion is not complete, and you should read the entire prospectus carefully before you purchase any Optical Equipment NETS.

WHAT ARE THE OPTICAL EQUIPMENT NETS?

     The Optical Equipment NETS are depositary receipts that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the Optical Equipment NETS Trust. The Optical Equipment NETS themselves are separate from the underlying securities. The specific companies whose shares are represented by the Optical Equipment NETS are set forth in the chart below. For the purposes of this preliminary prospectus, the number of shares of each company's common stock represented by each round-lot of 100 Optical Equipment NETS and the initial weightings are set forth in the chart below based on the equity market values as of October 26, 2000. The share amounts were determined so that:

     - the initial issue price will be approximately $40 - $50 per Optical Equipment NETS,

     - the initial weightings of each underlying security approximates the relative equity market values of the specified companies, and

     - the maximum initial weighting of any underlying security is 10%.


     The final share amounts will be determined on             , 2001, the
pricing date, using the same methodology. After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.


     The following chart provides the:

     - names of the 21 companies whose shares of common stock are represented by the Optical Equipment NETS,

     - stock ticker symbols,

     - number of shares of each company represented by a round-lot of 100 Optical Equipment NETS as of October 26, 2000,

     - initial weightings as of October 26, 2000, and

     - primary U.S. trading market on which the shares of common stock of the selected companies are traded.

                                       NUMBER OF
                                       SHARES PER    INITIAL      PRIMARY U.S.
NAME OF COMPANY               TICKER   ROUND-LOT    WEIGHTINGS   TRADING MARKET
---------------               ------   ----------   ----------   --------------
Corning Incorporated           GLW          7          9.96%         NYSE
Lucent Technologies Inc.       LU          23          9.84          NYSE
Cisco Systems, Inc.           CSCO          9          9.79       Nasdaq NMS
Nortel Networks Corporation    NT          10          9.22          NYSE
JDS Uniphase Corporation      JDSU          6          9.07       Nasdaq NMS
CIENA Corporation             CIEN          4          8.37       Nasdaq NMS
Juniper Networks, Inc.        JNPR          2          7.73       Nasdaq NMS
Sycamore Networks, Inc.       SCMR          4          5.22       Nasdaq NMS
Corvis Corporation            CORV          4          4.92       Nasdaq NMS
SDL, Inc.                     SDLI          1          4.89       Nasdaq NMS
Redback Networks Inc.         RBAK          2          4.67       Nasdaq NMS
ADC Telecommunications, Inc.  ADCT         10          3.82       Nasdaq NMS
ONI Systems Corp.             ONIS          2          2.88       Nasdaq NMS
Newport Corporation           NEWP          1          2.26       Nasdaq NMS
Avanex Corporation            AVNX          1          1.86       Nasdaq NMS
New Focus, Inc.               NUFO          1          1.22       Nasdaq NMS
Finisar Corporation           FNSR          2          1.06       Nasdaq NMS
Digital Lightwave, Inc.       DIGL          1          1.04       Nasdaq NMS
Avici Systems Inc.            AVCI          1          0.90       Nasdaq NMS
MRV Communications, Inc.      MRVC          1          0.72       Nasdaq NMS
Stratos Lightwave, Inc.       STLW          1          0.56       Nasdaq NMS


     These companies generally are considered to be among the largest and most liquid companies with U.S.-traded common stock involved in the optical equipment industry, as measured by equity market value and trading volume on October 26, 2000 in the primary U.S. trading market. The equity market value of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.



     On July 10, 2000, JDS Uniphase Corporation and SDL, Inc. announced their definitive agreement to merge. The merger agreement provides for the exchange of
3.8 shares of JDS Uniphase common stock for each share of SDL common stock. Completion of the transaction is subject to customary closing conditions, including the approval of stockholders of both companies and regulatory approvals. Upon completion of the merger, the stock of the surviving company will be deposited into the Optical Equipment NETS Trust.



     On July 20, 2000, Lucent Technologies Inc. announced plans to spin off its microelectronics business, which includes the optoelectronics components and integrated circuits (IC) divisions, into a separate, new company. In a press release dated December 5, 2000, Lucent announced that the company will be named Agere Systems. Lucent is planning an initial public offering for up to 20 percent of the new company in the quarter ended March 31, 2001 and intends to spin off the remaining shares in a tax-free distribution by the summer of 2001. Lucent intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the spin-off. The spin-off is subject to certain conditions, including a favorable tax ruling. Shares of the spin-off company will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.



     On October 6, 2000, MRV Communications, Inc.'s subsidiary, Optical Access, Inc., filed a registration statement with the Securities and Exchange Commission, or the SEC, for an initial public offering of common stock. Optical Access designs, manufactures and markets an optical wireless solution that delivers high-speed communications traffic to the portion of the communications network commonly known as the last mile, which extends from the end user to the service provider's central office. As part of this filing, MRV advised Optical Access that at some time after this offering it may apply for a private letter ruling from the Internal Revenue Service and permission from the Israeli tax authority in connection with a proposed distribution to its stockholders of all of Optical Access's common stock held by MRV. One condition to the proposed distribution is the receipt of favorable rulings from these agencies to treat the distribution as a tax-free transaction. MRV has not advised Optical Access as to the timing of the distribution and gave no assurances as to whether or when the distribution will occur; however, any distribution of Optical Access shares will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.



     On November 10, 2000, MRV's subsidiary, Luminent, Inc., commenced an initial public offering of common stock. Luminent designs, manufactures and sells a comprehensive line of fiber optic components that enable communications equipment manufacturers to provide optical networking equipment for the rapidly growing metropolitan and access segments of the communications networks. MRV has announced that it currently plans to distribute the remainder of its shares of Luminent common stock to MRV's stockholders on the later of three months after the receipt of a favorable private letter ruling from the Internal Revenue Service or six months after the initial public offering, although they are not obligated to do so. There are various conditions that must be satisfied or waived by MRV in their sole discretion, prior to the distribution. MRV will determine the exact distribution formula and record date to qualify for any distribution at a future date. Any distribution of Luminent shares will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.



     THE INCLUSION OF A COMPANY'S COMMON STOCK IN THE OPTICAL EQUIPMENT NETS IS NOT A RECOMMENDATION OF THAT COMPANY OR ITS COMMON STOCK BY EPOCH SECURITIES, INC., ADVANCED CLEARING, INC., CHARLES SCHWAB & CO., INC., THE OPTICAL EQUIPMENT NETS TRUST, THE TRUSTEE, OR ANY OF THEIR AFFILIATES.

WHAT IS THE OPTICAL EQUIPMENT INDUSTRY? WHAT DO COMPANIES IN THIS INDUSTRY GENERALLY DO?


     The optical equipment industry consists of numerous companies that design, manufacture and market products that enable voice and data transmissions across communications networks using optical, or light-based, signals.


     Over the last three years, the volume of traffic across communications networks has grown dramatically. Broadband or high-speed Internet access through cable modems and digital subscriber line, also called DSL, connections combined with new bandwidth-intensive applications such as streaming video and real-time electronic commerce have placed significant strains on the capacity of existing communications network infrastructures. These networks were initially designed for low-speed voice traffic and not for large volumes of high-speed data traffic. According to RHK, Inc., a telecommunications industry market research firm, the data traffic across communications networks is expected to increase from 350,000 terabytes per month in 1999 to more than 15 million terabytes per month in 2003. Ten terabytes is the equivalent of all of the information contained in the Library of Congress.


     To handle the increasing volume of communications traffic, communications service providers are rapidly expanding their networks and adding capacity by using optical transmission and switching equipment. Optical equipment generally provides higher capacity and greater network reliability than older electrical transmission equipment because light signals can travel more quickly through optical fibers than electrical signals can travel through copper wire, and transmitting data using light is inherently more efficient.

     Demand for optical equipment has also increased due to changing market dynamics. The deregulation of the telecommunications industry has resulted in the creation of a new generation of communications service providers that seek to use the latest optical equipment in their communications networks. Incumbent communications service providers must continue to install new optical equipment that increases the capacity and the competitiveness of their networks while maintaining or improving network reliability. According to RHK, Inc., the global market for optical systems and subsystems is expected to grow 31% per year from $38 billion in 1999 to $113 billion in 2003.

     Optical equipment companies generally fall into three categories:


     - SYSTEMS PROVIDERS.   Systems providers undertake the complex task of
       assembling different optical equipment building blocks developed by subsystems providers and then combining them with software and additional proprietary hardware to create complete optical equipment systems. These systems providers sell their products to the communications service providers for use in their networks. Optical systems include DWDM, or dense wave division multiplexing, transport systems, which transmit optical signals within fiber optic networks, and optical switches, which connect disparate optical networks and route optical signals from one location to another. These systems can be used in metropolitan areas or for long-haul, or long-distance, applications.

     - SUBSYSTEMS PROVIDERS.   The building blocks provided by subsystems
       providers include computer chips or modules that typically perform a specific function such as the amplification or steering of light signals. Subsystems include erbium-doped fiber amplifiers, which reamplify all the optical signals on an optical fiber without costly electrical reamplification of the individual signals, optical muliplexers, which combine individual optical signals to cost effectively transmit them together in a single optical fiber, and add-drop multiplexers, which manipulate optical signals to add or drop individual signals at intermediate locations in the optical network.


     - FIBER OPTIC CABLE PROVIDERS.   Fiber optic cable providers sell fiber
       optic cable to systems providers, subsystems providers and communications service providers for use in optical equipment or in optical networks.

WHY WERE THE OPTICAL EQUIPMENT NETS CREATED?

     Optical Equipment NETS are designed to achieve the following:

     - INDUSTRY SPECIFIC DIVERSIFICATION.   Optical Equipment NETS are designed
       to allow you to diversify your investment across a group of companies that focus on the optical equipment industry through a single, exchange-listed instrument representing your undivided beneficial ownership in the underlying securities.

     - OWNERSHIP FLEXIBILITY.   The beneficial owners of Optical Equipment NETS
       have undivided beneficial ownership interests in each of the underlying securities represented by the Optical Equipment NETS and can exchange their Optical Equipment NETS for the underlying securities represented by the Optical Equipment NETS at any time.

     - LOWER TRANSACTION COSTS.   The expenses associated with trading Optical
       Equipment NETS are expected to be less than trading each of the underlying securities separately.

     - TAX BENEFITS.   Because you indirectly own the underlying securities, you
       can choose when to sell the Optical Equipment NETS or exchange the Optical Equipment NETS for the underlying securities and sell one or more of those securities in order to manage the timing of your recognition of short-term or long-term capital gains, if any. You will not recognize a gain on the exchange of the Optical Equipment NETS for the underlying securities.

HOW IS THE INITIAL PUBLIC OFFERING PRICE OF THE OPTICAL EQUIPMENT NETS
DETERMINED?


     The initial public offering price for a round-lot of 100 Optical Equipment NETS will equal the sum of the values of the deposited shares for all companies as specified in this prospectus, which will be determined by multiplying the closing market price for each security on the pricing date on the primary U.S. trading market by the number of deposited shares for each company, plus an underwriting fee. We expect the initial public offering price to be between $40 and $50 per Optical Equipment NETS.

CAN I PURCHASE OPTICAL EQUIPMENT NETS AFTER THE INITIAL PUBLIC OFFERING?

     After the initial offering, you may acquire Optical Equipment NETS in two ways:

     - through a cash purchase in the secondary trading market, or


     - through an in-kind deposit through the Depository Trust Company, referred to as DTC, of the required number of shares of common stock of the underlying issuers with the trustee.



WILL I BE CHARGED ANY TRANSACTION FEES OR EXPENSES WITH RESPECT TO THE PURCHASE OR SALE OF THE OPTICAL EQUIPMENT NETS?


     If you purchase Optical Equipment NETS in the initial public offering, you will pay an underwriting fee equal to 2% of the initial public offering price. You will not be charged any issuance fee or other sales commission in connection with purchases of Optical Equipment NETS made in the initial public offering.


     If you wish to create Optical Equipment NETS by delivering to the Optical Equipment NETS Trust the requisite number of shares of all of the underlying common stocks represented by a round-lot of 100 Optical Equipment NETS, Investors Bank & Trust Company, as trustee, will charge you an issuance fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS. If you wish to exchange your Optical Equipment NETS for the underlying securities, Investors Bank & Trust Company, as trustee, will charge you an exchange fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS. You may exchange your Optical Equipment NETS for the underlying securities at any time after the initial offering.


     If you choose to receive Optical Equipment NETS through an in-kind deposit of the underlying securities after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

     If you acquire Optical Equipment NETS through a cash purchase in the secondary trading market, you will be responsible for paying any sales commission associated with your purchase that is charged by your broker.


     If you choose to transfer your ownership of the Optical Equipment NETS, you will be responsible for the payment of any tax or other charges, and any stock transfer or other registration fees, relating to the transfer and the trustee may refuse to register any such transfers until such amounts are paid. In addition, the trustee may sell the underlying securities to satisfy any unpaid taxes or other charges owed to the trustee.



     Investors Bank & Trust Company, as trustee and as custodian, will charge you a quarterly custody fee of up to $1.00 for each round-lot of 100 Optical Equipment NETS. This fee will only be deducted from any cash dividends and other cash distributions on the underlying securities received by the Optical Equipment NETS Trust. The quarterly custody fee will aggregate over the course of each calendar year and unpaid fees from previous quarters within that calendar year may be paid from cash dividends and other cash distributions made during the current quarter. However, the trustee will waive any portion of the custody fee that exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. After deducting the quarterly custody fee, the trustee may charge you a handling fee of up to $.25 for each round-lot of 100 Optical Equipment NETS each time a cash dividend or cash distribution is made. This handling fee will only be deducted from the related cash dividend or cash distribution. If the related cash dividend or cash distribution does not fully pay the handling fee, the trustee will waive any remaining portion of the handling fee. The custody fees and handling fees deducted from any cash dividends and other cash distributions on the underlying securities received by the Optical Equipment NETS Trust will be disclosed on the Internet at www.epochnets.com on a quarterly basis. Because the issuers of the underlying securities do not pay significant dividends, you may not receive any cash dividends and other cash distributions after the deduction of the custody fees and handling fees. Any distribution of cash related to the sale of fractional shares of underlying securities will be treated as a cash distribution for the purposes of determining the custody fees and handling fees, and any unpaid fees will be deducted from the cash proceeds of the sale of such fractional shares. In addition, applicable taxes and governmental charges relating to cash dividends and cash distributions, including from the sale of fractional shares, will be deducted from the related cash dividends and cash distributions.


WHAT ABOUT TAXES?


     We recommend that you consult with your own tax advisor to insure that you understand how the U.S. federal income tax laws may apply to your particular situation. However, a general tax summary relating to the purchase and ownership of Optical Equipment NETS is provided below. Please refer to the section entitled "Federal Income Tax Consequences" on page 38 of this prospectus for a more complete description.


     A person purchasing and owning Optical Equipment NETS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by the Optical Equipment NETS. When purchasing Optical Equipment NETS, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Optical Equipment NETS among the underlying securities based on their relative fair market values at the time of the Optical Equipment NETS purchase. Similarly, when selling Optical Equipment NETS, a holder will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of the Optical Equipment NETS sale. A holder's gain or loss with respect to each underlying security will be computed by subtracting its basis in the underlying security from the amount realized on that security.

     The brokerage fee incurred in purchasing an Optical Equipment NETS will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Optical Equipment NETS will reduce the amount realized with respect to the underlying securities.

WHAT RIGHTS DO I HAVE AS A HOLDER OF THE OPTICAL EQUIPMENT NETS DEPOSITARY RECEIPTS?


     You have the right to exchange the Optical Equipment NETS for all, but not less than all, of the underlying securities upon request at any time after the initial offering through your broker or other financial intermediary that is a participant of DTC, subject to suspension by the trustee in certain limited instances, by delivering a round-lot or integral multiple of a round-lot of Optical Equipment NETS to the trustee, during the trustee's business hours, and paying the exchange fees, taxes and governmental charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of exchange. The trustee will not deliver fractional shares of underlying securities. To the extent that any exchange of Optical Equipment NETS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the Optical Equipment NETS Trust, in turn, will deliver cash in lieu of such share. In connection with any such sale, the trustee, in its sole discretion, will take reasonable steps to obtain best execution, and in connection therewith will select brokers to effect such sale, which may include affiliates of the trustee, Epoch Securities, Inc. or any other depositor. Any such distribution of cash related to the sale of such fraction will be treated as a cash distribution for the purposes of the determination of custody fees and handling fees payable to the trustee. Except with respect to the right to vote for dissolution of the Optical Equipment NETS Trust, the Optical Equipment NETS themselves will not have voting rights.


WHAT RIGHTS DO I HAVE RELATING TO THE UNDERLYING COMMON STOCKS AS A HOLDER OF THE OPTICAL EQUIPMENT NETS?

     You have the right to:

     - receive all shareholder disclosure materials, including annual reports, quarterly reports and proxy materials, distributed by the issuers of the underlying securities,

     - instruct the trustee to vote the underlying securities on all matters or attend shareholder meetings and vote yourself, and


     - receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of trustee fees, any applicable taxes and governmental charges.


     If you wish to participate in a tender offer for any of the underlying securities, you must obtain the underlying securities by surrendering your Optical Equipment NETS and receiving all of your underlying securities.


     If an issuer of underlying securities offers subscription rights on its underlying securities, the trustee will distribute such rights to owners of the Optical Equipment NETS unless prohibited by law. If such distribution is prohibited, the trustee will sell such subscription rights and distribute the proceeds thereof to the extent they exceed applicable trustee's fees. If neither of these alternatives is possible, the trustee will allow the subscription rights to lapse.



     In the event the Optical Equipment NETS Trust receives additional securities as a result of a spin-off by an underlying issuer, the additional securities will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.


WILL THE COMMON STOCKS, THE SHARE AMOUNTS OR THE WEIGHTINGS UNDERLYING THE OPTICAL EQUIPMENT NETS EVER CHANGE?


     The common stocks and the share amounts, set forth above, will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, since the weightings depend on the prices of the underlying stocks, these weightings are expected to change substantially over time as the prices of the underlying stocks fluctuate.



     Reconstitution events that can result in the delivery of the common shares of a specific company represented by the Optical Equipment NETS to the Optical Equipment NETS holders are:


     - If an issuer of underlying securities no longer has a class of common stock registered under Section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Optical Equipment NETS.


     - If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Optical Equipment NETS.



     - If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Optical Equipment NETS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS or have a Standard & Poor's sector classification that is the same as the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.


     - If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or Nasdaq NMS within five business days from the date such securities are delisted.

     If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS or have a Standard & Poor's sector classification that is the same as the Standard & Poor's sector classification represented in the Optical Equipment NETS Trust at the time of the distribution will be deposited into the trust and will become part of the Optical Equipment NETS.


WHAT IS THE OPTICAL EQUIPMENT NETS TRUST?


     The Optical Equipment NETS Trust is the issuer of the Optical Equipment NETS. This Optical Equipment NETS Trust will be formed under the depositary
trust agreement, dated as of                , 2001, among Investors Bank & Trust
Company, as trustee, Epoch Securities, Inc., as initial depositor and other depositors, if any, and the owners of the Optical Equipment NETS. The Optical Equipment NETS Trust is not a registered investment company under the Investment Company Act of 1940.



     The Optical Equipment NETS Trust will hold shares of common stock issued by specified companies involved in the optical equipment industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement -- Reconstitution events."


     The Optical Equipment NETS Trust's assets and the number of Optical Equipment NETS outstanding may increase or decrease as a result of in-kind deposits or exchanges of the Optical Equipment NETS for the underlying securities.

CAN THE OPTICAL EQUIPMENT NETS TRUST BE TERMINATED? WHAT HAPPENS THEN?


     The Optical Equipment NETS Trust will terminate on December 31, 2005, or earlier if a termination event occurs. If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event subject to the payment of any trustee fees, including a fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS, applicable taxes and governmental charges, if any. The underlying securities may be obtained by your broker or other financial intermediary in accordance with customary customer procedures. Termination events are:


     - The Optical Equipment NETS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Optical Equipment NETS are delisted.

     - The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Epoch Securities, Inc., as initial depositor, of its intent to resign.

     - More than 50% of beneficial owners of outstanding Optical Equipment NETS vote to dissolve and liquidate the Optical Equipment NETS Trust.

     - Less than nine issuers of underlying securities are represented by the Optical Equipment NETS.


WILL THE OPTICAL EQUIPMENT NETS BE LISTED ON A STOCK EXCHANGE?


     Prior to this offering, no public market existed for the Optical Equipment NETS. The Optical Equipment NETS have been approved for listing on the American Stock Exchange under the symbol "OPN". In the event that a fractional share comes to be represented by a round-lot of Optical Equipment NETS, the Optical Equipment NETS Trust may require a minimum of more than one round-lot of 100 Optical Equipment NETS for an issuance so that the Optical Equipment NETS Trust will always receive whole share amounts for issuance of Optical Equipment NETS. Trading will take place only in round-lots of 100 Optical Equipment NETS and round-lot multiples. Bid and ask prices, however, will be quoted per single Optical Equipment NETS. A minimum of 150,000 Optical Equipment NETS will be required to be outstanding when trading begins on the American Stock Exchange.


WHAT IS THE ROLE OF EPOCH SECURITIES, INC.? WHO IS EPOCH SECURITIES, INC. AND EPOCH PARTNERS?


     Epoch Securities, Inc. will be the initial depositor of the underlying common stocks to the Optical Equipment NETS Trust and the managing underwriter for the offering of the Optical Equipment NETS. It is intended that Epoch Securities, Inc. will have binding commitments from Advanced Clearing, Inc. and Charles Schwab & Co., Inc. at the time it makes the initial deposit of the underlying common stocks to the Optical Equipment NETS Trust to acquire from Epoch Securities, Inc. all the Optical Equipment NETS that Epoch Securities, Inc. obtains from the Optical Equipment NETS Trust upon making such deposit, and to offer and sell directly or through their affiliates or other broker-dealers the Optical Equipment NETS to public investors. It is not intended that Epoch Securities, Inc. will directly sell any Optical Equipment NETS. Epoch Securities, Inc., which does business as Epoch Partners, is an investment bank formed in November 1999. In addition to this offering, Epoch Securities, Inc. and its affiliates have engaged in the business of public and private equity financing, private equity investing and financial advisory services since its inception. Epoch Securities, Inc. may provide investment banking and other financial services to the companies that issue the underlying securities, or other companies engaged in the optical equipment industry, in the future, for which it will receive customary fees and commissions. See "Underwriting."


WHAT IS THE ROLE OF THE TRUSTEE? WHO IS INVESTORS BANK & TRUST COMPANY?

     The trustee will act as the custodian of the underlying securities, generally through an account at DTC, and will perform the services specified in the depositary trust agreement. Investors Bank & Trust Company, a Massachusetts trust company, will be the trustee and receive compensation including that as set forth in the depositary trust agreement. Investors Bank & Trust Company, which is subject to supervision by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, is a subsidiary of Investors Financial Services Corp., a bank holding company, organized under the laws of the state of Delaware. Investors Bank & Trust Company and its affiliates provide global custody, multi-currency accounting, institutional transfer agency, performance measurement, cash management, foreign exchange, securities lending, mutual fund administration, institutional trust services and investment advisory services. These services are generally provided to financial asset managers, such as mutual fund complexes, investment advisors, banks and insurance companies. As of December 31, 1999, Investors Bank & Trust Company and its affiliates provided such services for net assets totaling approximately $290 billion, including approximately $17 billion of foreign assets. Services are provided from offices in Boston, New York, Toronto, the Cayman Islands and Dublin. The Optical Equipment NETS are not obligations of Investors Bank & Trust Company and its assets are not available for payment on the Optical Equipment NETS.



     The trustee will receive the following fees for its services. Upon delivery to the Optical Equipment NETS Trust of the requisite number of shares of underlying common stocks represented by a round-lot of 100 Optical Equipment NETS, the trustee will receive an issuance fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS. The trustee will also receive an exchange fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS exchanged for the underlying securities. In addition, the trustee will charge you a quarterly custody fee of up to $1.00 for each round-lot of 100 Optical Equipment NETS. This fee will only be deducted from any cash dividends and other cash distributions on the underlying securities received by the Optical Equipment NETS Trust. The quarterly custody fee will aggregate over the course of each calendar year and unpaid fees from previous quarters within that calendar year may be paid from cash dividends and other cash distributions made during the current quarter. However, the trustee will waive any portion of the custody fee that exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. After deducting the quarterly custody fee, the trustee may charge you a handling fee of up to $.25 for each round-lot of 100 Optical Equipment NETS each time a cash dividend or cash distribution is made. This handling fee will only be deducted from the related cash dividend or cash distribution. If the related cash dividend or cash distribution does not fully pay the handling fee, the trustee will waive any remaining portion of the handling fee. In addition, the initial depositor has agreed to pay additional amounts to the trustee to reimburse the trustee for certain expenses on a non-accountable basis incurred in connection with the creation of Optical Equipment NETS during the first four months following the closing date.


ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?


     An investment in Optical Equipment NETS involves significant risks. Please refer to the section entitled "Risk Factors" on page 13 of this prospectus for a more complete description of these risks.

                                  RISK FACTORS

     An investment in Optical Equipment NETS involves risks similar to investing directly in each of the underlying securities, including risks associated with concentrated investments in the optical equipment industry. The principal risks are described below.

RISKS SPECIFIC TO THIS OFFERING AND OPTICAL EQUIPMENT NETS

YOU MAY LOSE YOUR INVESTMENT IN THE OPTICAL EQUIPMENT NETS.

     Because the value of the Optical Equipment NETS is directly related to the value of the underlying securities, which could decline in value, you may lose all or a substantial portion of your investment in the Optical Equipment NETS.

THE OPTICAL EQUIPMENT NETS MAY TRADE AT A DISCOUNT TO THE AGGREGATE VALUE OF THE UNDERLYING SECURITIES.


     The Optical Equipment NETS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Optical Equipment NETS wishes to realize the dollar value of the underlying securities, that owner will have to exchange the Optical Equipment NETS. Investors will be required to pay an exchange fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS exchanged for the underlying securities, as described in "Description of the Depositary Trust Agreement -- Exchange of Optical Equipment NETS for the underlying securities." Also, the underlying securities for 100 Optical Equipment NETS may be in lots of less than 100 shares (generally referred to as "odd lots") and the cost of liquidating such odd lots will increase the cost of any such exchange.


THE OPTICAL EQUIPMENT NETS MAY NOT BE REPRESENTATIVE OF THE OPTICAL EQUIPMENT INDUSTRY.


     Although the companies whose common shares are represented by the Optical Equipment NETS are generally considered to be involved in the optical equipment industry, the prices of these common shares may not reflect the price movements of the entire optical equipment industry. As a result, your investment in the Optical Equipment NETS may decline in value as the underlying common shares decline in value, even if the stock prices of other companies in the optical equipment industry increase in value over the same time period. The optical equipment industry is also characterized by significant change. Therefore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the optical equipment industry. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Optical Equipment NETS, the securities of a company that is not presently part of the Optical Equipment NETS may be included in the Optical Equipment NETS. In this case, the Optical Equipment NETS may no longer consist of securities issued only by companies involved in the optical equipment industry. In addition, the composition of the optical equipment industry as comprised by Epoch Securities, Inc. may not reflect the composition of similarly designated industries comprised by other parties. Accordingly, the past performance or prospects of future performance of any similarly designated industry is not necessarily comparable to the optical equipment industry as comprised by Epoch Securities, Inc. and as represented by the Optical Equipment NETS.

THE INVESTMENT MERIT OF THE UNDERLYING SECURITIES HAS NOT BEEN INVESTIGATED.

     The underlying securities included in the Optical Equipment NETS were selected by Epoch Securities, Inc. based on objective measurements, including equity market value and market liquidity, without regard to their value, price performance, volatility or investment merit. Consequently, the Optical Equipment NETS Trust, the trustee, Epoch Securities, Inc., the other underwriters and their affiliates, have not performed any investigation or review of the selected companies, including any review or analysis of the public filings by the companies in connection with the offering of the Optical Equipment NETS. The inclusion of the common shares of any company in the Optical Equipment NETS is not an investment recommendation by any of these parties.

THE OPTICAL EQUIPMENT NETS MAY NOT CONTINUE TO REPRESENT A DIVERSIFIED INVESTMENT IN THE OPTICAL EQUIPMENT INDUSTRY.

     The optical equipment industry is characterized by significant change. As a result of business developments, reorganizations or market fluctuations affecting companies whose shares are represented by the Optical Equipment NETS, the Optical Equipment NETS may not continue to represent a diversified investment in the optical equipment industry. Instead, the Optical Equipment NETS may come to represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments. New companies within the optical equipment industry may also emerge, and these companies can not become part of the Optical Equipment NETS.

YOU WILL HAVE TO EXCHANGE YOUR OPTICAL EQUIPMENT NETS TO SELL INDIVIDUAL UNDERLYING SECURITIES OR PARTICIPATE IN A TENDER OFFER RELATING TO ONE OF THE UNDERLYING SECURITIES.


     In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to exchange your Optical Equipment NETS in order to receive delivery of each of the underlying securities. The exchange of your Optical Equipment NETS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The exchange of Optical Equipment NETS will involve payment of an exchange fee to the trustee. In addition, any brokerage, tax or trustee fees and governmental charges incurred in connection with the sale of any related fractional shares resulting from the exchange of the Optical Equipment NETS will be payable by the related owners of the Optical Equipment NETS.


TRADING IN THE OPTICAL EQUIPMENT NETS MAY BE HALTED.

     If trading is halted in one or more of the underlying securities, then trading in the Optical Equipment NETS may be halted even if trading continues in some or all of the other underlying securities. If trading in the Optical Equipment NETS is halted, you will still be able to exchange your Optical Equipment NETS for the underlying securities by delivering your Optical Equipment NETS to the trustee and paying the applicable fees, related taxes and governmental charges, if any, as described in this prospectus.



THIRD PARTIES MAY CLAIM THAT THE OPTICAL EQUIPMENT NETS INFRINGE UPON THEIR INTELLECTUAL PROPERTY RIGHTS AND SUCH CLAIMS AND OTHER THIRD PARTY CLAIMS MAY BE SATISFIED THROUGH THE SALE OF UNDERLYING SECURITIES.



     We cannot assure you that third parties will not assert that the Optical Equipment NETS or the Optical Equipment NETS Trust utilizes or incorporates certain elements, which infringe upon their rights. Third parties are increasingly seeking broad "business method" patents which purport to cover expansive areas of operations. We are not aware of any infringement claims that could be made; however, we have not conducted a search to determine whether the Optical Equipment NETS or the Optical Equipment NETS Trust may be infringing upon patent or other proprietary rights of third parties. Any infringement claims, regardless of whether they have merit, could result in costly litigation. The depositary trust agreement provides that litigation expenses will constitute extraordinary expenses, as defined in the depositary trust agreement, which Epoch Securities, Inc. has agreed to pay in an amount not to exceed $50,000. If an infringement claim were successfully asserted against the Optical Equipment NETS Trust, it may require that the Optical Equipment NETS Trust enter into an arrangement to license the intellectual property covered by any such claim. If so, the Optical Equipment NETS Trust may not be able to obtain acceptable royalty or license agreements terms. The underlying securities are at risk, in whole or in part, to satisfy expenses from litigation involving the Optical Equipment NETS Trust, and judgments against the Optical Equipment NETS Trust or to settle other claims made by third parties in excess of the $50,000 of extraordinary expenses the initial depositor has agreed to pay.


THE OPTICAL EQUIPMENT NETS TRUST MAY BE TERMINATED EARLY.


     Termination events can result in the delivery of the underlying securities represented by the Optical Equipment NETS to the Optical Equipment NETS holders. If the number of companies whose common stock is held in the Optical Equipment NETS Trust falls below nine, the Trust will terminate. Any such early termination may have a negative economic impact on the beneficial owners if the Optical Equipment NETS are trading at a premium over the aggregate values of the underlying securities or to the extent that the termination increases the expenses related to the potential sale of the underlying securities, including expenses related to sales of underlying securities in odd lots. See "Description of the Depositary Trust Agreement -- Termination of the Optical Equipment NETS Trust" on page 36 of this prospectus for a complete description of termination events.

EPOCH SECURITIES, INC. AND ITS AFFILIATES MAY FACE POSSIBLE CONFLICTS OF
INTEREST.

     Epoch Securities, Inc. has selected the optical equipment industry and the companies whose common shares are represented by the Optical Equipment NETS and may face possible conflicts of interest in connection with its activities. For example, Epoch Securities, Inc. may provide investment banking and other services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account, and may issue research in respect thereof which may affect the market price of one or more of the underlying securities. In addition, Epoch Securities, Inc., as initial depositor, will purchase, directly or indirectly, in the secondary market, the underlying securities that will be deposited into the Optical Equipment NETS Trust. Epoch Securities, Inc. may make these purchases before the deposit into the Optical Equipment NETS Trust, or it may borrow securities for the deposit and subsequently purchase the securities to deliver to the lenders of the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Optical Equipment NETS will be based on the closing market price of each of the underlying securities on the pricing date, Epoch Securities, Inc. may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Epoch Securities, Inc. purchases the underlying securities then it will recognize a gain in connection with such purchases. Epoch Securities, Inc. may recognize this gain on any or all of the underlying securities that comprise the Optical Equipment NETS. The potential profit of Epoch Securities, Inc. may also be affected by any hedging activities in which it may engage while purchasing the underlying securities in the secondary market for deposit into the Optical Equipment NETS Trust. These activities may result in conflicts of interest for Epoch Securities, Inc. and its affiliates in connection with the initial selection of the underlying securities included in the Optical Equipment NETS, the selection of the optical equipment industry, Epoch Securities, Inc.'s activity in the secondary market in the underlying securities and the creation and exchange of Optical Equipment NETS by the trustee.

THE PRICES OF THE UNDERLYING SECURITIES MAY TEMPORARILY INCREASE PRIOR TO THEIR ACQUISITION BY THE OPTICAL EQUIPMENT NETS TRUST AND MAY DECLINE IMMEDIATELY THEREAFTER.

     Prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Optical Equipment NETS will also decline. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the Optical Equipment NETS Trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Optical Equipment NETS. Large volumes of purchasing activity, which may occur in connection with the issuance of Optical Equipment NETS, particularly in connection with the initial issuance of the Optical Equipment NETS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for them. Temporary increases in the market price of the underlying securities may also occur as a result of purchasing activity by other market participants. Other market participants may attempt to benefit from the increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Optical Equipment NETS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of the Optical Equipment NETS will also decline.


POTENTIAL ILLIQUIDITY OF THE OPTICAL EQUIPMENT NETS.

     There is currently no market for the Optical Equipment NETS and no assurance can be given that one will develop or, if an active secondary market for the Optical Equipment NETS does develop, that it will continue to be sufficiently active as to provide liquidity for the Optical Equipment NETS. In the event the American Stock Exchange listing standards are not met once trading has begun, the Optical Equipment NETS will be delisted from the American Stock Exchange and the Optical Equipment NETS Trust may be terminated. See "Description of the Depositary Trust Agreement -- Termination of the Optical Equipment NETS Trust."

RISK FACTORS SPECIFIC TO COMPANIES INVOLVED IN THE OPTICAL EQUIPMENT INDUSTRY

THE STOCK PRICES OF SOME OF THE COMPANIES INCLUDED IN THE OPTICAL EQUIPMENT NETS HAVE BEEN AND WILL LIKELY CONTINUE TO BE EXTREMELY VOLATILE, WHICH WILL DIRECTLY AFFECT THE PRICE VOLATILITY OF THE OPTICAL EQUIPMENT NETS.

     The trading prices of the securities of some companies included in the Optical Equipment NETS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     - general market fluctuations,

     - actual or anticipated variations in companies' quarterly operating results,

     - announcements of technological innovations or new products or services offered by competitors of the companies included in the Optical Equipment NETS, including companies whose shares are not included in the Optical Equipment NETS,

     - changes in financial estimates by securities analysts,

     - legal or regulatory developments affecting the companies included in the Optical Equipment NETS or the optical equipment industry generally,

     - announcements by competitors of the companies included in the Optical Equipment NETS of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

     - departures of key personnel, and

     - sales of optical equipment companies' securities in the open market.

     In addition, the trading prices of some optical equipment stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many optical equipment stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, their trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of optical equipment companies or Internet-based companies generally could depress the stock prices of optical equipment companies, regardless of their operating results. In addition, other broad market and industry factors may decrease the stock prices of optical equipment companies, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as an economic slowdown, negative interest rate environments or currency rate fluctuations, also may decrease the market price of optical equipment stocks.

THE MARKET FOR OPTICAL EQUIPMENT IS NEW AND UNCERTAIN.

     A viable market for optical equipment may not develop or be sustainable. Most communications service providers have made substantial investments in their current communications network infrastructure. In order to install optical equipment, they might have to replace their current network equipment and could choose to adopt this new equipment in limited stages or over extended periods of time. Because the purchase of optical equipment will involve significant capital investments, these communications service providers could choose not to adopt optical transmission technologies. If the optical equipment market does not develop, or develops more slowly than expected, the businesses, financial conditions and results of operations of optical equipment companies could be seriously harmed.

OPTICAL EQUIPMENT COMPANIES WILL SUFFER IF THEY DO NOT RESPOND RAPIDLY TO TECHNOLOGICAL CHANGES AND EVOLVING INDUSTRY STANDARDS.

     The market for optical equipment is characterized by rapid technological change, frequent new product introductions and changes in customer requirements. Optical equipment companies may be unable to respond quickly or effectively to these developments. They may experience design, manufacturing, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new products and enhancements. The introduction of new products by one or several optical equipment companies, the market acceptance of products based on new or alternative technologies or the emergence of new industry standards could render the existing or future products of other optical equipment companies obsolete, which would harm their businesses, financial conditions and results of operations.

     In developing products, optical equipment companies have made, and may continue to make, assumptions about the industry standards that may be adopted by potential customers. If the standards adopted are different from those that a company has chosen to support, market acceptance of their products may be significantly reduced or delayed and their businesses will be seriously harmed. In addition, the introduction of products incorporating new technologies and the emergence of new industry standards could render existing products obsolete. In order to introduce products incorporating new technologies and new industry standards, optical equipment companies must be able to gain access to the latest technologies of their suppliers, other network vendors and their potential customers. Any failure to gain access to the latest technologies would seriously harm their businesses, financial conditions and results of operations.

     Optical equipment companies must also quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications standards and other technological changes could require substantial expenditures to modify or adapt the existing products offered by optical equipment companies. Many optical equipment companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, result of operations and financial condition.

OPTICAL EQUIPMENT PRODUCTS HAVE RELATIVELY SHORT LIFE CYCLES.

     The products of some optical equipment companies have relatively short life cycles that could result in significant fluctuations in their operating results. The products of some companies included in the Optical Equipment NETS have a limited life cycle and it is difficult to estimate when they will become obsolete. As a result, it is difficult to forecast future revenue growth or sources of future revenue. If an optical equipment company does not develop and introduce new products in order to insure existing customers continue to use their products, it may not be possible for an optical equipment company to sustain its current level of sales.

OPTICAL EQUIPMENT COMPANIES MAY NOT BE ABLE TO MANAGE THEIR RAPID GROWTH.

     Inability to manage rapid growth could adversely affect systems, management resources and revenues. Some optical equipment companies are, or plan to begin, rapidly expanding their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many optical equipment companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

IF OPTICAL EQUIPMENT COMPANIES ARE UNABLE TO EXPAND MANUFACTURING CAPACITY IN A TIMELY MANNER, OR IF THEY DO NOT ACCURATELY PROJECT DEMAND, THEY WILL HAVE EXCESS CAPACITY OR INSUFFICIENT CAPACITY, EITHER OF WHICH WILL SERIOUSLY HARM THEIR REVENUES.

     Some optical equipment companies, including those companies whose shares underlie the Optical Equipment NETS, have a limited number of manufacturing facilities and capacity. While many of these companies plan to devote significant resources to expand their manufacturing capacity, any delay in adding new facilities or expanding existing facilities could result in delays of product delivery. Furthermore, these companies could experience difficulties and disruptions in the manufacture of their products while they transition to new facilities, which could prevent them from achieving timely delivery of products and could result in lost revenues. Optical equipment companies could also be unable to procure and install the necessary capital equipment or to hire the necessary manufacturing personnel to work in these facilities, which would result in difficulties in achieving adequate yields or volumes from new manufacturing lines. Any delays, disruptions, capacity constraints or quality control problems in manufacturing operations would result in delayed product shipments to customers, and the revenues, competitive positions and reputations of these optical equipment companies would be negatively impacted.

MANY OPTICAL EQUIPMENT COMPANIES DEPEND ON A SINGLE OR A FEW SUPPLIERS FOR KEY COMPONENTS AND MATERIALS IN THEIR PRODUCTS, WHICH MAKES THEM SUSCEPTIBLE TO SUPPLY SHORTAGES OR PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT THEIR OPERATING RESULTS.

     Many optical equipment companies, including some of the companies whose common stock underlies the Optical Equipment NETS, typically purchase components and materials through purchase orders, and in general, have no guaranteed supply arrangements with any of these suppliers. In some cases, these companies purchase key components and materials used in the manufacture of their products from a single or a limited number of suppliers. These suppliers may be unable to manufacture key components and materials that meet the necessary specifications or may not be able to meet anticipated supply requirements. If a relationship with a key supplier terminates, the optical equipment company may not be able to find another manufacturer that can meet the necessary specifications or anticipated supply requirements, in which case, that company may experience difficulty identifying alternative sources of supply for certain components used in its products. These optical equipment companies also would experience further delays from evaluating and testing the products of potential alternative suppliers. Furthermore, financial or other difficulties faced by suppliers or significant changes in demand for these components or materials could limit the availability. Any interruption or delay in the supply of any key components or materials, or the inability to obtain key components or materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair or delay scheduled product deliveries to customers and could cause customers to cancel orders. In addition, optical equipment companies may need to make advance payments against future orders in order to secure supply. If any optical equipment company is required to make advance payments to suppliers, this will reduce its working capital.

THE OPTICAL EQUIPMENT MARKET IS HIGHLY COMPETITIVE AND MANY COMPANIES MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABILITY.

     Competition in the optical equipment market is intense. Large, well-capitalized companies historically have dominated this market and the entry of other such companies would further increase the level of competition. In addition, a number of private companies have attracted significant financing and have announced plans for new optical equipment products. Large scale deployment of new optical equipment products is subject to significant risks due to several factors including lengthy sales cycles, complex testing and deployment processes and substantial manufacturing capacity constraints associated with large-scale deployments of optical equipment products. As a result, any of the companies in the Optical Equipment NETS may not be able to achieve or maintain profitability. If any of the optical equipment companies whose stock underlie the Optical Equipment NETS are unable to compete successfully against their current and future competitors, they may have difficulty obtaining customers, and they could experience price reductions, order cancellations, increased expenses and reduced gross margins, any one of which would harm their businesses, financial conditions and results of operations.

COMPANIES IN THE OPTICAL EQUIPMENT INDUSTRY MAY BE UNABLE TO PROTECT THEIR INTELLECTUAL PROPERTY RIGHTS.

     The competitive positions of optical equipment companies that are unable to adequately protect their proprietary rights may be harmed. Many optical equipment companies rely on a combination of patent, copyrights, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, optical equipment companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introductions or require optical equipment companies to enter into royalty or licensing agreements. Legal standards relating to the scope of protection of intellectual property rights in optical equipment and related industries are still evolving, and the future viability or value of any of the intellectual property rights of optical equipment companies is uncertain.

THE DEMAND FOR OPTICAL EQUIPMENT MAY DECLINE.

     Demand for some of the products and services of optical equipment companies will decline if Internet use fails to grow and be accepted as a medium for online commerce and communication. If this demand does not materialize, future revenues and any future profits of many optical equipment companies will be jeopardized and these companies may not be able to expand their businesses. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services.

THE COMMUNICATIONS INDUSTRY IS SUBJECT TO GOVERNMENT REGULATIONS THAT COULD HARM OPTICAL EQUIPMENT COMPANIES.

     The Federal Communications Commission, or FCC, has jurisdiction over the entire communications industry. As a result, optical equipment products and communications service providers, the primary purchasers of optical equipment, are subject to FCC rules and regulations. Current and future FCC rules and regulations affecting communications services or optical equipment products could negatively affect the businesses of one or more of the companies whose shares underlie the Optical Equipment NETS. In addition, international regulatory standards could impair or delay the ability of these companies to develop products for international service providers in the future. Delays caused by the need to comply with regulatory requirements could result in postponements or cancellations of product orders, which would harm their businesses, results of operations and financial conditions. Further, any of the optical equipment companies whose shares underlie the Optical Equipment NETS may not be successful in obtaining or maintaining any regulatory approvals that may, in the future, be required to operate their businesses.

NEW LAWS AND REGULATIONS WITH RESPECT TO THE INTERNET COULD SLOW ITS GROWTH AND AS A RESULT, HARM OPTICAL EQUIPMENT COMPANIES.

     New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many optical equipment companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may result in more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of many companies included in the Optical Equipment NETS.

SOME OPTICAL EQUIPMENT COMPANIES HAVE FEW CUSTOMERS AND COULD BE HARMED IF ANY OF THESE CUSTOMERS WERE TO REDUCE THEIR PURCHASES.

     Some companies included in the Optical Equipment NETS depend on a few customers for a significant portion of their revenues. For these companies, the failure to retain these customers or to replace these lost customers could affect negatively their businesses. In addition, if any of these significant customers were to reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the Optical Equipment NETS do not have long-term contracts or specific volume purchase contracts with significant customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

SOME OPTICAL EQUIPMENT COMPANIES HAVE FEW PRODUCTS AND IF THESE PRODUCTS ARE NOT COMMERCIALLY SUCCESSFUL, THEIR REVENUE WILL NOT GROW AND THEY MAY NOT ACHIEVE PROFITABILITY.

     Some optical equipment companies, including some companies whose stock is included in the Optical Equipment NETS, have only one or a few products. If potential customers do not adopt, purchase and successfully deploy these products in large numbers, the revenue of these optical equipment companies may not grow and their businesses, financial conditions and results of operations will be seriously harmed. Even if service providers do deploy these products fully, they may not operate as expected, which could delay or prevent its adoption.

OPTICAL EQUIPMENT COMPANIES FACE INTERNATIONAL RISKS.

     Some of the optical equipment companies whose stock underlies the Optical Equipment NETS have significant international operations that expose them to risks associated with international political or economic instability and changes in foreign economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The risks of international business that the companies are exposed to include the following:

     - general economic, social and political conditions,

     - the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems,

     - differing tax rates, tariffs, exchange controls or other similar restrictions, including the inability in some cases to repatriate foreign earnings,

     - foreign currency fluctuations, and

     - changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     Many optical equipment companies are developing strategies to generate additional revenues for their products and services outside of the United States and Western Europe as the volume of traffic across communications networks grows globally. The expansion into international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many optical equipment companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally. The inability of some optical equipment companies, including those companies whose stock underlies the Optical Equipment

NETS, to successfully expand internationally may result in slower revenue growth and the inability to achieve profitability.

     Some of the companies included in the Optical Equipment NETS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Optical Equipment NETS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

SOME OPTICAL EQUIPMENT COMPANIES HAVE LIMITED OPERATING HISTORIES AND, AS A RESULT, MAY BE UNABLE TO MAKE ACCURATE FINANCIAL FORECASTS.

     Some companies included in the Optical Equipment NETS have a limited operating history that makes financial forecasting difficult. These companies are not able to forecast operating expenses based on their historical results. Accordingly, these companies base their forecasts of operating expenses in part on percentages of projected revenues. However, many expenses are fixed, at least in the short term, and it may not be possible to quickly reduce spending if revenues are lower than projected. Thus, lower than projected revenue growth could result in the failure of optical equipment companies, including those companies whose stock underlies the Optical Equipment NETS, to meet their income or loss projections in a given quarter.

OPTICAL EQUIPMENT IS COMPLEX AND ANY DEFECTS OR ERRORS COULD BE COSTLY TO FIX.

     The products of optical equipment companies are complex and must be developed quickly to keep pace with the rapidly changing and highly competitive optical equipment market. Despite extensive product testing, complex optical equipment products and services are likely to contain undetected errors or defects. In the past, some optical equipment companies have experienced delays in releasing some versions of their products until optical equipment problems were corrected. Some products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of products and damage to their reputations, as well as lost revenues, diverted development resources, increased service and warranty costs and significant litigation and related legal expenses, all of which could negatively affect the revenues and expenses of a optical equipment company, as well as the market acceptance of its products.

OPTICAL EQUIPMENT COMPANIES MAY BE UNABLE TO ATTRACT AND RETAIN THE NECESSARY PERSONNEL NEEDED TO DEVELOP AND OPERATE THEIR BUSINESSES.

     Many optical equipment companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their businesses. Many optical equipment companies are highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for skilled personnel in the technology field generally and in the optical equipment industry in particular is intense. These optical equipment companies may not be able to continue to attract and retain qualified personnel.

THE OPTICAL EQUIPMENT INDUSTRY HAS BEEN CHARACTERIZED BY FREQUENT MERGER AND ACQUISITION ACTIVITY THAT COULD DISRUPT THE BUSINESSES AND FINANCIAL CONDITIONS OF COMPANIES INVOLVED.


     The optical equipment industry has been characterized by frequent merger and acquisition activity. Some optical equipment companies have indicated that they intend to make investments in complementary companies, products or technologies. In the event of any such investments or acquisitions, these companies could:



     - issue stock that would dilute their current stockholders' percentage ownership,



     - incur debt,



     - assume liabilities,



     - incur amortization expenses related to goodwill and other intangible assets, or


     - incur large and immediate write-offs.


     These acquisitions also involve numerous risks, including:



     - problems combining the purchased operations, technologies or products,



     - unanticipated costs,



     - diversion of management's attention from its core business,



     - adverse effects on existing business relationships with suppliers and customers,



     - risks associated with entering markets in which the acquiring companies have no or limited prior experience, and



     - potential loss of key employees, particularly those of the acquired organizations.



     These optical equipment companies, which may include companies whose stock underlies the Optical Equipment NETS, may not be able to successfully integrate any businesses, products, technologies or personnel that they might acquire in the future. As a result, their businesses and financial conditions could be harmed.

                            DESCRIPTION OF THE TRUST

     This discussion highlights information about the Optical Equipment NETS Trust. You should read this information, information about the depositary trust agreement and the depositary trust agreement before you purchase Optical Equipment NETS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."


     The Optical Equipment NETS Trust will be formed pursuant to the depositary
trust agreement, dated as of                , 2001. Investors Bank & Trust
Company will be the trustee. The Optical Equipment NETS Trust is intended to hold deposited shares for the benefit of owners of the Optical Equipment NETS, and the Optical Equipment NETS Trust will issue Optical Equipment NETS. After the initial offering, the Optical Equipment NETS Trust may issue additional Optical Equipment NETS on a continuous basis when an investor deposits the requisite underlying securities with the trustee. The trustee will perform only administrative and ministerial acts. The property of the Optical Equipment NETS Trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The Optical Equipment NETS Trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by an Optical Equipment NETS. The Optical Equipment NETS Trust will terminate on December 31, 2005, or earlier if a termination event occurs. The Optical Equipment NETS Trust is not a registered investment company under the Investment Company Act of 1940.


                     DESCRIPTION OF OPTICAL EQUIPMENT NETS

     Optical Equipment NETS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 21 companies to be included initially in this receipt program are listed in the section entitled "Summary Information -- What are the Optical Equipment NETS?"

     You may only acquire, hold, trade and exchange Optical Equipment NETS in a round-lot of 100 Optical Equipment NETS and round-lot multiples. The Optical Equipment NETS Trust will only issue Optical Equipment NETS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Optical Equipment NETS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Optical Equipment NETS, the Optical Equipment NETS Trust may require a minimum of more than one round-lot of 100 Optical Equipment NETS for an issuance so that the Optical Equipment NETS Trust will always receive whole share amounts for issuance of Optical Equipment NETS.


     Beneficial owners of Optical Equipment NETS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the Optical Equipment NETS Trust. These include the right of investors:


     - to receive all shareholder disclosure materials, including annual reports, quarterly reports and proxy materials, distributed by the issuers of the underlying securities,

     - to instruct the trustee to vote the common stock,


     - to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of trustee fees and any applicable taxes and governmental charges,



     - to exchange the Optical Equipment NETS for all, but not less than all, of the underlying securities, and


     - to proceed against an issuer of an underlying security without having to act in concert with other beneficial owners of Optical Equipment NETS or the trustee.

     In order to participate in a tender offer relating to one or more of the underlying securities, you will be required to exchange your Optical Equipment NETS in order to receive delivery of each of the underlying securities. The exchange of your Optical Equipment NETS will allow you to deliver individual underlying securities in a tender offer. The exchange of Optical Equipment NETS will involve payment of an exchange fee to the trustee. Optical Equipment NETS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.


     If an issuer of underlying securities offers subscription rights on its underlying securities, the trustee will distribute such rights to owners of the Optical Equipment NETS unless prohibited by law. If such distribution is prohibited, the trustee will sell such subscription rights and distribute the proceeds thereof to the extent they exceed applicable trustee's fees. If neither of these alternatives is possible, the trustee will allow the subscription rights to lapse.



     In the event the Optical Equipment NETS Trust receives additional securities as a result of a spin-off by an underlying issuer, the additional securities will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.


     Optical Equipment NETS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Optical Equipment NETS wishes to realize the dollar value of the underlying securities, that owner will have to exchange the Optical Equipment NETS. Such exchange will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement -- Exchange of Optical Equipment NETS for the underlying securities." See also "Risk
Factors -- Risks Specific to this Offering and Optical Equipment NETS".

DEPOSITORY

     Description of the global certificates. Upon issuance, all of the Optical Equipment NETS will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, as depository, and will be registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for the Optical Equipment NETS in definitive form, no global certificate may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor of the depository or a nominee of that successor.

     So long as DTC, or its nominee, is a registered owner of a global certificate, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Optical Equipment NETS represented by the global certificate for all purposes under the depositary trust agreement. Except as provided below, the beneficial owners of the Optical Equipment NETS will not be entitled to have the Optical Equipment NETS represented by a global certificate registered in their names, will not receive or be entitled to receive physical delivery of the Optical Equipment NETS in definitive form and will not be considered the owners or holders of the Optical Equipment NETS, including for purposes of receiving any reports delivered by Epoch Securities, Inc. or the trustee under the depositary trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the depositary trust agreement. Epoch Securities, Inc. understands that under existing industry practices, in the event that Epoch Securities, Inc. requests any action of holders or that an owner of a beneficial interest in a global certificate desires to give or take any action which a holder is entitled to give or take under the depositary trust agreement, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC procedures.  The following is based on information furnished by DTC:

     DTC will act as securities depository for the Optical Equipment NETS. The Optical Equipment NETS will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global certificates will be issued for the Optical Equipment NETS in the aggregate principal amount of such issue, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

     Purchases of the Optical Equipment NETS under DTC's system must be made by or through Direct Participants, which will receive a credit for the Optical Equipment NETS on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of Direct and Indirect Participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Optical Equipment NETS are to be made by entries on the books of Direct and Indirect Participants acting on behalf of beneficial owners.

     To facilitate subsequent transfers, all the Optical Equipment NETS deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Optical Equipment NETS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Optical Equipment NETS; DTC's records reflect only the identity of the Direct Participants to whose accounts the Optical Equipment NETS are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Optical Equipment NETS. Under its usual procedures, DTC mails an omnibus proxy to the trustee as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those

Direct Participants identified in a listing attached to the omnibus proxy to whose accounts the Optical Equipment NETS are credited on the record date.

     Dividends, if any, or other payments, if any, made in cash on the Optical Equipment NETS will be made in immediately available funds to Cede & Co. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depository's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or Epoch Securities, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends, if any, or other payments, if any, to Cede & Co. is the responsibility of the trustee, disbursement of those payments to Direct Participants shall be the responsibility of DTC, and disbursement of any payments to the beneficial owners will be the responsibility of Direct Participants and Indirect Participants.

     Exchange for certificated securities. If the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Epoch Securities, Inc. within 60 days, the global certificates will be exchangeable for the Optical Equipment NETS in definitive form of like tenor and of an equal aggregate amount. The definitive Optical Equipment NETS will be registered in the name or names as the depository shall instruct the trustee. It is expected that instructions may be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the global certificates.

     The information in this section concerning DTC and DTC's system has been obtained from sources that Epoch Securities, Inc. believes to be reliable, but Epoch Securities, Inc. takes no responsibility for its accuracy.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     The optical equipment industry. The optical equipment industry consists of numerous companies that design, manufacture and market products that enable voice and data transmissions across communications networks using optical, or light-based, signals.


     Over the last three years, the volume of traffic across communications networks has grown dramatically. Broadband or high-speed Internet access through cable modems and digital subscriber line, also called DSL, connections combined with new bandwidth-intensive applications such as streaming video and real-time electronic commerce have placed significant strains on the capacity of existing communications network infrastructures. These networks were initially designed for low speed voice traffic and not for large volumes of high-speed data traffic. According to RHK, Inc., a telecommunications industry market research firm, the data traffic across communications networks is expected to increase from 350,000 terabytes per month in 1999 to more than 15 million terabytes per month in 2003. Ten terabytes is the equivalent of all of the information contained in the Library of Congress.


     To handle the increasing volume of communications traffic, communications service providers are rapidly expanding their networks and adding capacity by using optical transmission and switching equipment. Optical equipment generally provides higher capacity and greater network reliability than older electrical transmission equipment because light signals can travel more quickly through optical fibers than electrical signals can travel through copper wire, and transmitting data using light is inherently more efficient.

     Demand for optical equipment has also increased due to changing market dynamics. The deregulation of the telecommunications industry has resulted in the creation of a new generation of communications service providers that seek to use the latest optical equipment in their communications networks. Incumbent communications service providers must continue to install new optical equipment that increases the capacity and the competitiveness of their networks while maintaining or improving network reliability. According to RHK, Inc., the global market for optical systems and subsystems is expected to grow 31% per year from $38 billion in 1999 to $113 billion in 2003.

     Optical equipment companies generally fall into three categories: systems providers, subsystems providers or fiber optic cable providers. Systems providers undertake the complex task of assembling different optical equipment building blocks developed by subsystems providers and then combining them with software and additional proprietary hardware to create complete optical equipment systems. These systems providers sell their products to the communications service providers for use in their networks. Optical systems include DWDM, or dense wave division multiplexing, transport systems, which transmit optical signals within fiber optic networks, and optical switches, which connect disparate optical networks and route optical signals from one location to another. These systems can be used in metropolitan areas or for long-haul, or long distance, applications. The building blocks provided by subsystems providers include computer chips or modules that typically perform a specific function such as the amplification or steering of light signals. Subsystems include erbium-doped fiber amplifiers, which reamplify all the optical signals on an optical fiber without costly electrical reamplification of the individual signals, optical muliplexors, which combine individual optical signals to cost effectively transmit them together in a single optical fiber, and add-drop multiplexers, which manipulate optical signals to add or drop individual signals at intermediate locations in the optical network. Fiber optic cable providers sell fiber optic cable to systems providers, subsystems providers and communications service providers for use in optical equipment or in optical networks.

     Selection criteria. The underlying securities are the common stocks of a group of 21 specified companies involved in various aspects of the optical equipment industry and whose common stock is registered under Section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities generally are considered to be among the largest capitalized, most liquid companies with U.S.-traded common stock registered under Section 12 of the Securities Exchange Act of 1934 that are involved in the optical equipment industry, as measured by equity market value and trading volume. The following criteria were used in selecting the underlying securities on October 26, 2000:

     - equity market value equal to or greater than $1.5 billion,

     - average daily trading volume of at least 800,000 shares over the 60 trading days before October 26, 2000,

     - average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price) of at least $40 million over the 60 trading days before October 26, 2000, and

     - a trading history of at least 90 calendar days.

     The equity market value of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock. Epoch Securities, Inc. examined available public information about each company, including such items as analysts' reports and other independent market research, solely to determine whether a company actively participates in the optical equipment industry. See "No investigation" below. The ultimate determination of the inclusion of the 21 specified companies, however, rested solely within the discretion of Epoch Securities, Inc.


     After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the optical equipment industry. In this case, the Optical Equipment NETS may no longer consist of securities issued by companies involved in the optical equipment industry. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a company not in the optical equipment industry may be included in the Optical Equipment NETS. Epoch Securities, Inc. will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the optical equipment industry and will undertake to make adequate disclosure when necessary.



     Underlying securities. For a list of the underlying securities represented by Optical Equipment NETS, see "Summary Information -- What are the Optical Equipment NETS?" If the underlying securities change because of a reconstitution event or as a result of a distribution of securities, a revised list of underlying securities will be disclosed in a related prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.


     No investigation. In selecting the underlying securities, Epoch Securities, Inc., the Optical Equipment NETS Trust, the trustee, the other underwriters, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies in connection with the offering of the Optical Equipment NETS, other than to the extent required to determine whether the companies satisfied the selection criteria outlined above. Accordingly, before you acquire Optical Equipment NETS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." THE INCLUSION OF A COMPANY'S COMMON STOCK IN THE UNDERLYING SECURITIES OF THE OPTICAL EQUIPMENT NETS IS NOT A RECOMMENDATION TO INVEST IN THAT COMPANY OR ITS COMMON STOCK BY EPOCH SECURITIES, INC., ADVANCED CLEARING, INC., CHARLES SCHWAB & CO., INC., THE OPTICAL EQUIPMENT NETS TRUST, THE TRUSTEE, OR ANY OF THEIR AFFILIATES.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Exhibit A."


     The following table and graph set forth the composite performance of the underlying securities represented by a single Optical Equipment NETS as of October 26, 2000 based upon the share amounts set forth in the table on page 2 of this prospectus, measured at the close of each business day from January 4, 1999 to October 26, 2000. The graph shows the performance of the underlying securities represented by a single Optical Equipment NETS relative to the Nasdaq Composite with both indexed to 100. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.


     On January 4, 1999, ten of the underlying securities represented by the Optical Equipment NETS were not publicly traded. In order to present the historical performance of optical equipment companies' stocks beginning on January 4, 1999, the composite price of the thirteen underlying securities that were publicly traded on January 4, 1999 was calculated using the number of shares per Optical Equipment NETS as shown in the table on page 2 increased on a pro-rata basis using these thirteen securities' respective weightings on January 4, 1999 to represent an initial investment of $2,427. On the day each of the additional ten underlying securities represented by the Optical Equipment NETS became publicly traded, these securities were added to the composite performance. On the day each security was added, the number of shares of this security equaled the number of shares per Optical Equipment NETS as shown in the table on page 2 increased on a pro-rata basis using this security's respective weighting calculated using the closing prices on the day it began trading publicly. At the same time, the other securities already included in the composite price were adjusted, pro-rata for the inclusion of this new security. As a result of these calculations, the number of shares used to calculate the composite performance of the underlying securities represented by a single Optical Equipment NETS equals the number of shares underlying a single Optical Equipment NETS based on the table on page 2 on the day that all were publicly traded.


     Because on January 4, 1999, ten of the twenty-one underlying securities were not publicly traded, the following table and graph only approximate the historical performance of all the optical equipment companies' stocks that are represented by the Optical Equipment NETS, and this information is not an exact representation of how the Optical Equipment NETS would have traded if created on January 4, 1999. Furthermore past performance of any security or composite of securities, including the information provided in the table and graph below, is not necessarily indicative of their future performance, and the table and graph, set forth below, are not necessarily indicative of future Optical Equipment NETS values.

     COMPOSITE PERFORMANCE OF THE SECURITIES REPRESENTED BY A SINGLE OPTICAL EQUIPMENT NETS

                   FROM JANUARY 4, 1999 TO OCTOBER 26, 2000


                                  [LINE GRAPH]


                                                    INDEXED                                                         INDEXED
                                        OPTICAL     OPTICAL                                             OPTICAL     OPTICAL
                           INDEXED     EQUIPMENT   EQUIPMENT                               INDEXED     EQUIPMENT   EQUIPMENT
                           NASDAQ        NETS        NETS                                  NASDAQ        NETS        NETS
              NASDAQ      COMPOSITE    COMPOSITE   COMPOSITE                  NASDAQ      COMPOSITE    COMPOSITE   COMPOSITE
   1999      COMPOSITE   PERFORMANCE    PRICES      PRICES        2000       COMPOSITE   PERFORMANCE     PRICE      PRICES
-----------  ---------   -----------   ---------   ---------   -----------   ---------   -----------   ---------   ---------
JANUARY 4    2,208.05        100%       $24.27        100%     JANUARY 3     4,131.15        187%       $55.32        228%
FEBRUARY 1   2,510.09        114         25.40        105      FEBRUARY 1    4,051.98        184         51.71        213
MARCH 1      2,295.18        104         24.09         99      MARCH 1       4,784.08        217         73.28        302
APRIL 1      2,493.37        113         26.53        109      APRIL 3       4,223.68        191         61.75        254
MAY 3        2,535.58        115         27.90        115      MAY 1         3,958.08        179         62.39        257
JUNE 1       2,412.03        109         27.22        112      JUNE 1        3,582.50        162         60.05        247
JULY 1       2,706.18        123         32.82        135      JULY 3        3,991.93        181         73.94        305
AUGUST 2     2,623.63        119         32.95        136      AUGUST 1      3,685.52        167         66.94        276
SEPTEMBER 1  2,750.80        125         32.95        136      SEPTEMBER 1   4,234.33        192         80.06        330
OCTOBER 1    2,736.85        124         33.48        138      OCTOBER 2     3,568.90        162         63.38        261
NOVEMBER 1   2,967.65        134         38.29        158      NOVEMBER 1    3,333.39        151         50.15        207
DECEMBER 1   3,353.71        152         46.02        190

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT


     The material terms of the depositary trust agreement are described below. This description is not complete. The form of this agreement has been filed as an exhibit to the registration statement. You should read the entire depositary trust agreement because it defines your rights as a holder of the Optical Equipment NETS.



     General.  The depositary trust agreement, dated as of           , 2001,
among Epoch Securities, Inc., Investors Bank & Trust Company, as trustee, other depositors and the owners of the Optical Equipment NETS, provides that Optical Equipment NETS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.


     The trustee. Investors Bank & Trust Company, a Massachusetts trust company, will serve as trustee under the depositary trust agreement. Investors Bank & Trust Company, which is subject to supervision by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, is a subsidiary of Investors Financial Services Corp., a bank holding company organized under the laws of the state of Delaware. Investors Bank & Trust Company and its affiliates provide global custody, multi-currency accounting, institutional transfer agency, performance measurement, cash management, foreign exchange, securities lending, mutual fund administration, institutional trust services and investment advisory services. These services are generally provided to financial asset managers, such as mutual fund complexes, investment advisors, banks and insurance companies. As of December 31, 1999, Investors Bank & Trust Company and its affiliates provided such services for net assets totaling approximately $290 billion, including approximately $17 billion of foreign assets. Services are provided from offices in Boston, New York, Toronto, the Cayman Islands and Dublin, Ireland.


     Creation and issuance of Optical Equipment NETS. If you are a DTC accountholder or have made arrangements satisfactory to the trustee for the deposit of the requisite underlying securities in the Optical Equipment NETS Trust through DTC, you may create Optical Equipment NETS in round-lots of 100 Optical Equipment NETS by delivering to the trustee the requisite underlying securities pursuant to a binding delivery obligation at an agreed price in accordance with normal settlement procedures. The Optical Equipment NETS Trust will only issue Optical Equipment NETS upon the deposit of the whole shares represented by a round-lot of 100 Optical Equipment NETS. In the event that a fractional share comes to be represented by a round-lot of Optical Equipment NETS, the Optical Equipment NETS Trust may require a minimum of more than one round-lot of 100 Optical Equipment NETS for an issuance so that the Optical Equipment NETS Trust will always receive whole share amounts for issuance of Optical Equipment NETS. The depositary trust agreement provides for further issuances of Optical Equipment NETS on a continuous basis without your consent, subject to suspension by the trustee in certain limited instances.



     If you create Optical Equipment NETS, you will be deemed to represent and warrant that the securities deposited are validly issued and fully paid, that you are duly authorized to make such deposit and that, at the time of delivery, such securities are free and clear of any lien, pledge, encumbrance, right, charge or claim and further that such securities are not, and Optical Equipment NETS representing such securities would not be, "restricted securities" under the Securities Act of 1933. If such representations and warranties are determined by the trustee, in its sole discretion, to be materially inaccurate at the time deemed given and that the inaccuracy has or may adversely affect other beneficial owners in any material respect, the depositary trust agreement provides that the related deposit of securities will be null and void and, to the extent lawful and feasible, the trustee will cause the related securities to be redelivered to the party depositing such securities. The depositary trust agreement also provides that any expense related to the trustee's actions in this regard will be treated as extraordinary expenses, as defined in the depositary trust agreement.



     Exchange of Optical Equipment NETS for the underlying securities. You may exchange Optical Equipment NETS in integral multiples of 100 Optical Equipment NETS by surrendering them to the Optical Equipment NETS Trust in order to receive all, but not less than all, of the deposited shares from the Optical Equipment NETS Trust. You may exchange your Optical Equipment NETS for the underlying securities at any time after the initial offering, subject to suspension by the trustee in certain limited instances. The trustee will not deliver fractional shares of underlying securities, to the extent that any exchange of Optical Equipment NETS would otherwise require the delivery of fractional shares. The Optical Equipment NETS Trust will deliver cash in lieu of such shares. You may exchange your Optical Equipment NETS for the underlying securities, during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. Exchanges of Optical Equipment NETS may only be accomplished through your broker or other financial intermediary who is a participant of DTC, acting on your behalf. You should receive your underlying securities no later than the business day after the trustee receives your request.


     Commissions, issuance and exchange fees. If you choose to create Optical Equipment NETS through an in-kind deposit, you will not be charged the underwriting fee. However, in addition to the issuance and exchange fees described below, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker.


     If you wish to create Optical Equipment NETS by delivering to the Optical Equipment NETS Trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS. If you wish to exchange your Optical Equipment NETS for the underlying securities, the trustee will charge you an exchange fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS issued.


     Custody and handling fees. Investors Bank & Trust Company, as trustee and as custodian, will charge you a quarterly custody fee of up to $1.00 for each round-lot of 100 Optical Equipment NETS. This fee will only be deducted from any cash dividends and other cash distributions on the underlying securities received by the Optical Equipment NETS Trust. The quarterly custody fee will aggregate over the course of each calendar year and unpaid fees from previous quarters within that calendar year may be paid from cash dividends and other cash distributions made during the current quarter. However, the trustee will waive any portion of the custody fee that exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. After deducting the quarterly custody fee, the trustee may charge you a handling fee of up to $.25 for each round-lot of 100 Optical Equipment NETS each time a cash dividend or cash distribution is made. This handling fee will only be deducted from the related cash dividend or cash distribution. If the related cash dividend or cash distribution does not fully pay the handling fee, the trustee will waive any remaining portion of the handling fee.


     Voting rights. The trustee will deliver to you proxy-soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities or to vote directly on such matters. If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Optical Equipment NETS and receiving all of your underlying securities.

     Under the depositary trust agreement, any beneficial owner of Optical Equipment NETS, other than Epoch Securities, Inc., owning Optical Equipment NETS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the Optical Equipment NETS Trust.


     Distributions. You will be entitled to receive, net of trustee fees, governmental charges and taxes, if any, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to make distributions as promptly as practicable after receipt from the issuers of the related underlying securities. Nevertheless, you may receive your distributions later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Optical Equipment NETS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee and handling fee as described in "Custody and handling fees" above.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the Optical Equipment NETS Trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities of a specific company to you in the following circumstances:

     - If an issuer of underlying securities no longer has a class of common stock registered under Section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Optical Equipment NETS.

     - If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Optical Equipment NETS.


     - If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Optical Equipment NETS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS or have a Standard & Poor's sector classification that is the same as the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.


     - If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or Nasdaq NMS within 5 business days from the date such securities are delisted.


     If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS or have a Standard & Poor's sector classification that is the same as the Standard & Poor's sector classification represented in the Optical Equipment NETS Trust at the time of the distribution will be deposited into the trust and will become part of the Optical Equipment NETS.



     Termination of the Optical Equipment NETS Trust. The Optical Equipment NETS Trust will terminate on December 31, 2005, or earlier if a termination event occurs. If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event. The underlying securities may be obtained by your broker or other financial intermediary in accordance with customary customer procedures. These termination events are:


     - The Optical Equipment NETS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or Nasdaq NMS within five business days from the date the Optical Equipment NETS are delisted.

     - The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Epoch Securities, Inc., as initial depositor, of its intent to resign.

     - More than 50% of beneficial owners of outstanding Optical Equipment NETS, other than Epoch Securities, Inc., vote to dissolve and liquidate the Optical Equipment NETS Trust.


     - Less than nine issuers of underlying securities are represented by the Optical Equipment NETS.

     Upon termination, the trustee will distribute the underlying securities to the owners subject to the payment of any trustee fees, including a fee of up to $5.00 for each round-lot of 100 Optical Equipment NETS, applicable taxes and governmental charges.


     Amendment of the depositary trust agreement. The trustee and Epoch Securities, Inc., as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Optical Equipment NETS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Optical Equipment NETS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the beneficial owners of Optical Equipment NETS will not become effective until 30 days after notice of the amendment is given to the owners of Optical Equipment NETS.

     Address of the trustee. Investors Bank & Trust Company, Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

     Governing law. The depositary trust agreement and Optical Equipment NETS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any beneficial owner of the Optical Equipment NETS free of charge upon written request.

     Duties and immunities of the trustee. The trustee will act as fiduciary to the Optical Equipment NETS Trust to the extent provided by the terms of the depositary trust agreement. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Optical Equipment NETS.


     The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement and will not incur any liability if it is delayed in or prevented from performing these duties because of any law or regulation, corporate restriction of any company whose common stock is represented by the Optical Equipment NETS or other circumstance beyond its control, or if it may become subject to any penalty on account of so acting. Subject to the preceding sentence, the trustee will be liable for its own negligence or bad faith. The depositary trust agreement contains other customary provisions limiting the liability of the trustee. In performing its obligations under the depositary trust agreement, the trustee may consult with Epoch Securities, Inc., in its sole discretion, from time to time, in its determination of various matters arising under the terms of the depositary trust agreement. Epoch Securities, Inc., as initial depositor, or owners of 25% or more of the Optical Equipment NETS, may elect to remove the trustee as set forth in the depositary trust agreement.


     Epoch Securities, Inc. has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement and in connection with periodic reports filed or not filed with the SEC with respect to the Optical Equipment NETS. Should a court determine not to enforce the indemnification provision, Epoch Securities, Inc. also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the U.S. federal income tax consequences relating to the Optical Equipment NETS for:

     - a citizen or resident of the United States;

     - a corporation or partnership, including any entity treated as a corporation or partnership for U.S. federal income tax purposes, created in or organized under the laws of the United States, any state thereof or the District of Columbia;

     - an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     - a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. holder"); and

     - any person other than a U.S. holder (a "Non-U.S. holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Optical Equipment NETS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This summary does not address any state, local or foreign tax consequences of an investment in the Optical Equipment NETS. We strongly suggest that you consult with your own tax advisor to ensure that you correctly understand how the U.S. federal income tax laws will apply to your particular situation.

TAXATION OF THE OPTICAL EQUIPMENT NETS TRUST

     The Optical Equipment NETS Trust will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes. This means that the Optical Equipment NETS Trust will not be taxed, but any tax consequences will flow through to the holders of the Optical Equipment NETS.

TAXATION OF OPTICAL EQUIPMENT NETS

     A holder purchasing and owning Optical Equipment NETS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by the Optical Equipment NETS. Thus, a holder will be taxed in the same manner as such holder would have been taxed if the holder directly owned the underlying securities. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     When purchasing Optical Equipment NETS, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Optical Equipment NETS among the underlying securities based on their relative fair market values at the time of the Optical Equipment NETS purchase. Similarly, when selling Optical Equipment NETS, a holder will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of the Optical Equipment NETS sale. When a holder creates Optical Equipment NETS through an in-kind deposit of the requisite number of underlying securities with the trustee, the holder's initial tax basis in the underlying securities represented by such Optical Equipment NETS will equal such holder's tax basis in such underlying securities immediately prior to their delivery to the trustee. A holder's gain or loss with respect to each underlying security will be computed by subtracting its basis in the underlying security from the amount realized on that security. Any such gain or loss for each underlying security will be a long-term or short-term capital gain or loss, depending upon the holder's holding period with respect to that underlying security. In general, a holder's holding period with respect to each underlying security will include any period during which the holder directly held that underlying security or held the Optical Equipment NETS that represented the underlying security.

     The distribution of any securities by the Optical Equipment NETS Trust upon the surrender of Optical Equipment NETS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the Optical Equipment NETS Trust, and, in the case of a holder that created Optical Equipment NETS by delivering the requisite number of underlying securities to the trustee, the period that the holder held the underlying securities prior to delivering such underlying securities to the trustee. The holder's tax basis in each of the distributed securities will equal the holder's tax basis in that security immediately prior to such distribution.

BROKERAGE FEES AND CUSTODIAN FEES

     The brokerage fee incurred in purchasing an Optical Equipment NETS will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Optical Equipment NETS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

SPECIAL CONSIDERATIONS WITH RESPECT TO UNDERLYING SECURITIES OF FOREIGN ISSUERS

     With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders.

     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) of the currency payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. federal tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Optical Equipment NETS will be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     - at least 75% of its gross income is "passive income"; or

     - on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Optical Equipment NETS or of the underlying securities or upon the receipt of "excess distributions", unless the U.S. holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

NON-U.S. HOLDERS

     Non-U.S. holders should consult their tax advisors regarding U.S. withholding and other taxes that may apply to an investment in the underlying securities through an investment in the Optical Equipment NETS.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Optical Equipment NETS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code of 1986, as amended, to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Optical Equipment NETS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                  UNDERWRITING


     In accordance with the depositary trust agreement on the closing date, the Optical Equipment NETS Trust will issue to Epoch Securities, Inc., as representative of the several underwriters, the Optical Equipment NETS after Epoch Securities, Inc., as initial depositor, deposits the underlying securities in the Optical Equipment NETS Trust. The underwriters, which include Advanced Clearing, Inc. and Charles Schwab & Co., Inc., propose to offer the Optical Equipment NETS to the public at the offering price set forth on the cover page of this prospectus. Epoch Securities, Inc. expects the Optical Equipment NETS Trust to deliver the initial Optical Equipment NETS against deposit of the underlying securities through the facilities of DTC in New York, New York on
               , 2001. After the initial offering, the public offering price may be changed. The Optical Equipment NETS Trust may continue to issue Optical Equipment NETS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Optical Equipment NETS. The underwriters do not expect any sales made to discretionary accounts to exceed 5% of the total number of Optical Equipment NETS offered.



     The corporate parents of Charles Schwab & Co., Inc., Advanced Clearing, Inc., Ameritrade (Inc.), a broker-dealer affiliated with and whose transactions are cleared on a fully disclosed basis through Advanced Clearing, Inc., and TD Waterhouse Investor Services, Inc. are equity investors in Epoch Securities, Inc.'s corporate parent, Epoch Partners, Inc. Charles Schwab & Co., Inc. and Advanced Clearing, Inc. will commit to purchase from Epoch Securities, Inc., prior and subject to Epoch Securities, Inc.'s initial deposit of the underlying securities in the Optical Equipment NETS Trust, all of the Optical Equipment NETS acquired by Epoch Securities, Inc. as a result of such deposit, in the amounts set forth below at the initial offering price, less a portion of the underwriting fee, and to offer and sell the Optical Equipment NETS to public investors or to other broker-dealers who will sell to public investors. It is not intended that Epoch Securities, Inc. will directly sell any Optical Equipment NETS. It is anticipated that a portion of the Optical Equipment NETS acquired by Advanced Clearing, Inc. will be resold to TD Waterhouse Investor Services, Inc., as dealer, at the initial public offering price less a portion of the underwriting fee. The Optical Equipment NETS retained by Advanced Clearing, Inc. will be distributed through Ameritrade (Inc.). Ameritrade (Inc.) and TD Waterhouse Investor Services, Inc. are not underwriters under the purchase agreement. Because of their current relationship to Epoch Securities, Inc. and their role in the distribution of the Optical Equipment NETS, however, Ameritrade (Inc.) and TD Waterhouse Investor Services, Inc. may be deemed to be underwriters as that term is defined in the Securities Act of 1933, in connection with this offering. They believe their activities fall within the selling group exception to the definition and, therefore, believe they are not "underwriters" under the Securities Act of 1933.


                                                                  NUMBER OF
                                                              OPTICAL EQUIPMENT
                                                                    NETS
                                                              -----------------
Advanced Clearing, Inc......................................
Charles Schwab & Co., Inc...................................
TOTAL.......................................................


     In addition to this prospectus, there is also an electronic version of this prospectus for the Optical Equipment NETS that can be accessed on the Internet at www.epochnets.com as well as web sites for one or more of the underwriters and dealers which contains information formatted differently from this prospectus.


     Epoch Securities, Inc. will be the initial depositor of the underlying common stocks to the Optical Equipment NETS Trust and the managing underwriter for the offering of the Optical Equipment NETS. Epoch Securities, Inc. is an investment bank formed in November 1999. In addition to this offering, Epoch Securities, Inc. has engaged in the business of public and private equity financing, private equity investing and financial advisory services since its inception. The five senior members of Epoch Securities, Inc.'s investment banking team have in the aggregate 40 years of investment banking experience in the securities business. Epoch Securities, Inc. may provide investment banking and other financial services to certain of these companies in the future, for which it will receive customary fees and commissions.

     Advanced Clearing, Inc. and Charles Schwab & Co., Inc. may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Optical Equipment NETS; however, any such delivery is not an admission of affiliation with the Optical Equipment NETS Trust as that term is used in applicable securities laws and the regulations thereunder. Advanced Clearing, Inc. and Charles Schwab & Co., Inc. may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     The validity of the Optical Equipment NETS, will be passed upon for Epoch Securities, Inc., as the initial depositor and as the representative of the several underwriters, by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, as special U.S. tax counsel to the Optical Equipment NETS Trust, also will render an opinion regarding the material federal income tax consequences relating to the Optical Equipment NETS.

                      WHERE YOU CAN FIND MORE INFORMATION

     A registration statement on Form S-1 has been filed with the SEC covering the Optical Equipment NETS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Epoch Securities, Inc. will not file any reports pursuant to the Securities Exchange Act of 1934 and the Optical Equipment NETS Trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above.

     However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     Epoch Securities, Inc., the Optical Equipment NETS Trust, the trustee and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Optical Equipment NETS. This prospectus relates only to Optical Equipment NETS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Optical Equipment NETS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described above, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Optical Equipment NETS, have been publicly disclosed.

                                   EXHIBIT A

     This exhibit forms an integral part of the prospectus.


     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices as of the last trading day of each month, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through November [--], 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 2 of this prospectus. An asterisk (*) indicates that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.


ADC TELECOMMUNICATIONS, INC. (ADCT)

     ADC Telecommunications, Inc., or ADC, offers a broad range of network equipment, software and integration services for broadband, multi-service networks that deliver Internet/data, video and voice communications over telephone, cable television, Internet, broadcast, wireless and enterprise networks. ADC's broadband, multi-service network solutions enable local access, high-speed transmission and software management of communications services from service providers to consumers and businesses over fiber-optic, copper, coaxial and wireless media.

     ADC offers network equipment, software and integration services within the following three product groups: Broadband Connectivity, Broadband Access and Transport, and Integrated Solutions. Broadband Connectivity products include broadband connection and access devices for copper, coaxial, fiber-optic, wireless and broadcast communications networks. The group also supplies fiber-optic and wireless components. Fiber-optic components include phase masks, tunable laser, pump lasers, connectors, isolators, circulators, collimators, couplers, splitters, and dense wavelength division multiplexing devices. Broadband Access and Transport products include access and transport systems that deliver broadband, multi-service communications to residences and businesses over copper, coaxial, fiber-optic and wireless networks. ADC provides the Optiworx family of fiber-optic transmitter and node products, along with coaxial amplifiers that cable television operators use to upgrade their networks to broader bandwidths for digital Internet/ data, video, and voice services. The DV6000 system transmits a variety of signal types using a high-speed, uncompressed digital format over fiber facilities, and is used in the long haul portions of cable television, broadcast and interactive video networks, including distance learning, government and campus networks. Integrated Solutions products and services consist of systems integration services, operations support systems software and enhanced services/intelligent network software that position service providers to deliver broadband, multiservice communications over wireline and wireless networks.

            CLOSING                     CLOSING                     CLOSING                     CLOSING
  1995       PRICE            1996       PRICE            1997       PRICE            1998       PRICE
---------   -------         ---------   -------         ---------   -------         ---------   -------
January       $3 1/16       January       $4 53/64      January       $ 8 31/32     January       $4 49/64
February       3 31/64      February       4 31/32      February        6 3/4       February       6 29/64
March          3 11/16      March          4 5/16       March           6 23/32     March          6 57/64
April          4 1/8        April          5 1/4        April           6 17/32     April          7 31/64
May            3 7/8        May            5 3/4        May             8 9/16      May            7 1/32
June           4 15/32      June           5 5/8        June            8 11/32     June           9 9/64
July           4 27/32      July           5 9/32       July           10 3/32      July           8 3/8
August         4 27/32      August         7 3/32       August          9 9/32      August         5 35/64
September      5 11/16      September      8            September       8 1/8       September      5 9/32
October        5            October        8 35/64      October         8 9/32      October        5 3/4
November       5 11/16      November       9 1/16       November        9 19/64     November       7 15/32
December       4 9/16       December       7 25/32      December       10 7/16      December       8 11/16

           CLOSING                     CLOSING
  1999      PRICE            2000       PRICE
---------  -------         ---------   -------
January      $ 9 61/64     January       $16 31/64
February      10 1/8       February       22 7/16
March         11 59/64     March          26 15/16
April         11 61/64     April          30 3/8
May           12 7/32      May            33 19/32
June          11 25/64     June           41 15/16
July          11 1/8       July           41 15/16
August         9 17/64     August         40 15/16
September     10 31/64     September      26 57/64
October       11 59/64     October        21 3/8
November      13 21/64
December      18 9/64



     The closing price on November, 2000 was $      .

AVANEX CORPORATION (AVNX)

     Avanex Corporation, or Avanex, designs, manufactures and markets fiber optic-based products, known as photonic processors, which are designed to increase the performance of optical networks. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives. Avanex's products are designed to enable the transmission of more data in a wavelength of light, at higher speeds and across greater distances in a network, than currently available optical technologies. Avanex's PowerFilter and PowerMux products are designed to overcome the technological challenges, such as chromatic dispersion and attenuation, and the cost and deployment challenges inherent in optical networks.


           CLOSING               CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995      PRICE      1996       PRICE      1997       PRICE      1998       PRICE      1999       PRICE      2000       PRICE
---------  -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January     *        January      *        January      *        January      *        January      *        January         *
February    *        February     *        February     *        February     *        February     *        February     $208 3/8
March       *        March        *        March        *        March        *        March        *        March         151 3/4
April       *        April        *        April        *        April        *        April        *        April         121 7/8
May         *        May          *        May          *        May          *        May          *        May            68
June        *        June         *        June         *        June         *        June         *        June           95 1/2
July        *        July         *        July         *        July         *        July         *        July          126 15/16
August      *        August       *        August       *        August       *        August       *        August        151 15/32
September   *        September    *        September    *        September    *        September    *        September     107 11/16
October     *        October      *        October      *        October      *        October      *        October       101 9/16
November    *        November     *        November     *        November     *        November     *
December    *        December     *        December     *        December     *        December     *



     The closing price on November, 2000 was $     .


AVICI SYSTEMS INC. (AVCI)

     Avici Systems Inc, or Avici, develops and sells high-speed data networking equipment that enables communications service providers to transmit high volumes of information across their fiber optic networks. Avici's high-performance solution is being marketed to telecommunications companies and Internet service providers, referred to as carriers, that are creating next-generation optical networks to address the increasing data traffic across the Internet. The Avici Terabit Switch Router product, known as the TSR, is designed to address the critical needs of carriers by:

     - managing high volumes of network traffic at high speeds;

     - providing the ability to incrementally add capacity to the network without disrupting network performance, which Avici refers to as in-service scalability;

     - demonstrating high levels of operational availability and redundancy, which Avici refers to as carrier-class reliability;

     - prioritizing traffic types to facilitate the provisioning of new revenue-generating services, such as video streaming and the transmission of telephone calls over the Internet, referred to as voice-over-Internet Protocol;

     - operating with existing carrier equipment; and

     - reducing network cost and complexity.

     Avici's TSR provides these benefits through proprietary technologies, including their application specific integrated circuits and distributed system architecture, as well as its Composite Link technology, which enables the addition of incremental bandwidth between the TSR and the carrier's network.

            CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995       PRICE      1996       PRICE      1997       PRICE      1998       PRICE      1999       PRICE
---------   -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January      *        January      *        January      *        January      *        January      *
February     *        February     *        February     *        February     *        February     *
March        *        March        *        March        *        March        *        March        *
April        *        April        *        April        *        April        *        April        *
May          *        May          *        May          *        May          *        May          *
June         *        June         *        June         *        June         *        June         *
July         *        July         *        July         *        July         *        July         *
August       *        August       *        August       *        August       *        August       *
September    *        September    *        September    *        September    *        September    *
October      *        October      *        October      *        October      *        October      *
November     *        November     *        November     *        November     *        November     *
December     *        December     *        December     *        December     *        December     *

           CLOSING
  2000      PRICE
--------   -------
January         *
February        *
March           *
April           *
May             *
June            *
July         $ 98 3/8
August        149 13/16
September      95 1/8
October        43 3/8



     The closing price on November, 2000 was $     .


CIENA CORPORATION (CIEN)

     CIENA Corporation, or CIENA, is a leader in the rapidly growing intelligent optical networking equipment market. CIENA offers a comprehensive portfolio of products for tele- and data-communications service providers worldwide. CIENA's customers include long-distance carriers, competitive local exchange carriers, Internet service providers and wholesale carriers. CIENA offers optical transport, intelligent switching and multi-service delivery systems that enable service providers to provision, manage and deliver high-bandwidth services to their customers.

     During its fiscal 1999 CIENA announced its LightWorks(TM) Initiative. CIENA LightWorks is an optical networking architecture designed to change the fundamental economics of building service provider networks. LightWorks focuses on the three critical areas of optical networking: optical transport, core switching and service delivery. The products in CIENA's LightWorks combine the functionality of several current network elements into a single network element, thereby lowering the capital equipment requirements of a service provider and simplifying the network, in order to reduce a carrier's network operating costs. The products of CIENA's LightWorks architecture can be sold together as a complete network solution or separately as best-of-breed solutions. Products include four generations of long distance optical transport systems: MultiWave 1600(TM), MultiWave Sentry 1600(TM), MultiWave Sentry 4000(TM), and MultiWave CoreStream(TM). LightWorks also includes CIENA's short distance optical transport products: MultiWave Firefly(TM) and MultiWave Metro(TM). CIENA's LightWorks architecture also includes MultiWave CoreDirector. The MultiWave CoreDirector is an intelligent optical core switch that allows carriers to deliver a full range of transport services, without costly SONET/SDH (synchronous optical networks/synchronous digital hierarchy) multiplexers or inflexible "wavelength only" devices.

            CLOSING               CLOSING               CLOSING                     CLOSING                     CLOSING
  1995       PRICE      1996       PRICE      1997       PRICE            1998       PRICE            1999       PRICE
---------   -------   ---------   -------   ---------   -------         ---------   -------         ---------   -------
January      *        January      *        January       *             January       $27 17/32     January       $10 3/32
February     *        February     *        February      $19 5/8       February       20 31/32     February       13 15/16
March        *        March        *        March          14 7/32      March          21 5/16      March          11 1/4
April        *        April        *        April          15 5/8       April          27 7/8       April          11 3/4
May          *        May          *        May            23 3/8       May            26           May            14 3/8
June         *        June         *        June           23 9/16      June           34 13/16     June           15 3/32
July         *        July         *        July           28 1/16      July           37 1/32      July           16 7/8
August       *        August       *        August         23 7/8       August         14 1/16      August         17 9/16
September    *        September    *        September      24 49/64     September       7 5/32      September      18 1/4
October      *        October      *        October        27 1/2       October         8 19/32     October        17 5/8
November     *        November     *        November       27           November        8 1/2       November       21 31/32
December     *        December     *        December       30 9/16      December        7 5/16      December       28 3/4

            CLOSING
  2000       PRICE
---------   -------
January      $ 32 13/16
February       79 29/32
March          63 1/16
April          61 13/16
May            59 27/32
June           83 11/32
July           71 1/16
August        110 27/32
September     122 13/16
October       105 1/8



     The closing price on November, 2000 was $     .

CISCO SYSTEMS, INC. (CSCO)

     Cisco Systems, Inc., or Cisco, is the worldwide leader in networking for the Internet. Cisco's hardware, software, and service offerings are used to create Internet solutions so that individuals, companies, and countries have seamless access to information -- regardless of differences in time and place. Cisco solutions provide competitive advantage to their customers through more efficient and timely exchange of information, which in turn leads to cost savings, process efficiencies, and closer relationships with their customers, prospects, business partners, suppliers, and employees. These solutions form the networking foundation for companies, universities, utilities, and government agencies worldwide.

     The Cisco strategy is to provide end-to-end networking solutions to help its customers improve productivity and gain a competitive advantage in today's global economy. Cisco's acquisitions have furthered its commitment towards providing this end-to-end networking solution. Cisco now has a broad set of product offerings and technologies, which include Ethernet, Gigabit Ethernet switching, Token Ring, ATM switching, SONET/SDH, xDSL, dial-up access, converged data, voice, and video technologies, Tag Switching (currently also known as multi-protocol label switching, optical transport, wireless, content networking, call center and unified messaging solutions, network security, and network management software solutions, among others.

           CLOSING                     CLOSING                     CLOSING                     CLOSING
  1995      PRICE            1996       PRICE            1997       PRICE            1998       PRICE
--------   -------         ---------   -------         ---------   -------         ---------   -------
January      $ 1 55/64     January       $ 4 5/8       January       $ 7 3/4       January      $ 10 33/64
February       1 7/8       February        5 9/32      February        6 3/16      February       10 63/64
March          2 1/8       March           5 5/32      March           5 11/32     March          11 25/64
April          2 7/32      April           5 49/64     April           5 3/4       April          12 13/64
May            2 7/16      May             6 5/64      May             7 17/32     May            12 39/64
June           2 13/16     June            6 19/64     June            7 29/64     June           15 11/32
July           3 3/32      July            5 3/4       July            8 27/32     July           15 61/64
August         3 41/64     August          5 55/64     August          8 3/8       August         13 41/64
September      3 53/64     September       6 57/64     September       8 1/8       September      15 29/64
October        4 5/16      October         6 7/8       October         9 7/64      October        15 3/4
November       4 43/64     November        7 35/64     November        9 37/64     November       18 27/32
December       4 9/64      December        7 1/16      December        9 19/64     December       23 13/64

           CLOSING                     CLOSING
  1999      PRICE            2000       PRICE
---------  -------         ---------   -------
January      $27 57/64     January       $54 3/4
February      24 29/64     February       66 3/32
March         27 25/64     March          77 5/16
April         28 33/64     April          69 21/64
May           27 1/4       May            56 15/16
June          32 7/32      June           63 9/16
July          31 1/16      July           65 7/16
August        33 29/32     August         68 5/8
September     34 9/32      September      55 1/4
October       37           October        53 7/8
November      44 19/32
December      53 9/16



     The closing price on November   , 2000 was $     .


CORNING INCORPORATED (GLW)

     Corning Incorporated, or Corning, is a global, technology-based corporation, which operates in three broadly based business segments:
Telecommunications, Advanced Materials and Information Display. The Telecommunications Segment produces optical fiber and cable, optical hardware and equipment and photonic modules and components for the worldwide telecommunications industry. The Advanced Materials Segment manufactures specialized products with unique properties for customer applications utilizing glass, glass ceramic and polymer technologies. The Information Display Segment manufactures glass panels and funnels for televisions and CRTs, liquid crystal display glass for flat panel displays and projection video lens assemblies.

     Corning's Telecommunications segment offers a wide selection of fibers for use in long-haul, utility, submarine, local exchange, cable TV and premises applications. Corning provides a substantial portion of the world's optical fiber, including LEAF-(R) optical fiber, a technologically advanced high-speed, high-data-rate fiber. The Photonics Technologies business, which is part of the Telecommunications segment, provides products that maximize the capacity, flexibility, performance and reliability of communications networks worldwide. Corning's photonics products boost, combine, separate and connect optical signals transmitted over fiber-optic telecommunications networks. Corning is a leading supplier of optical amplifiers and were among the first to offer an innovative multiplexer module that allows optical signals to be added or dropped as they travel through a communications network. Corning's photonics products, primarily intended to enable the use of dense wavelength division multiplexing technology, include cutting-edge PureGain(TM)-EDFA modules, PureGain(TM)-DCM(R)-modules and PurePass(TM)-optical routing modules. Corning also offers MultiClad(R)-couplers, variable optical attenuators, micro-optic filters and PureMode(TM)-engineered fibers.

            CLOSING                     CLOSING                     CLOSING                     CLOSING
  1995       PRICE            1996       PRICE            1997       PRICE            1998       PRICE
---------   -------         ---------   -------         ---------   -------         ---------   -------
January       $ 8 49/64     January       $ 8 49/64     January       $11 7/8       January       $11 25/64
February        9 1/64      February        9 1/8       February       12 35/64     February       13 35/64
March          10 7/64      March           9 53/64     March          14 51/64     March          14 3/4
April           9 13/32     April           9 3/4       April          16 5/64      April          13 21/64
May             8 63/64     May            10 47/64     May            16 51/64     May            13 9/64
June            9 3/16      June           10 49/64     June           18 35/64     June           11 37/64
July            8 63/64     July           10 11/32     July           20 5/8       July           10 15/64
August          9 5/32      August         10 29/64     August         17 5/8       August          8 13/64
September       8 1/32      September      10 15/16     September      15 3/4       September       9 13/16
October         7 21/64     October        10 7/8       October        15 3/64      October        12 3/64
November        8 31/64     November       11 23/64     November       14 9/64      November       13 3/8
December        8 63/64     December       12 63/64     December       12 3/8       December       15

           CLOSING                     CLOSING
  1999      PRICE            2000       PRICE
---------  -------         ---------   -------
January      $16 1/4       January      $ 51 27/64
February      17 53/64     February       62 43/64
March         20           March          64 43/64
April         19 5/64      April          65 53/64
May           18 13/64     May            64 21/64
June          23 3/8       June           89 61/64
July          23 21/64     July           77 63/64
August        22 11/64     August        109 5/16
September     22 55/64     September      99
October       26 13/64     October        76 1/2
November      31 15/64
December      42 63/64



     The closing price on November   , 2000 was $     .


CORVIS CORPORATION (CORV)

     Corvis Corporation, or Corvis, designs, manufactures and markets products that enable a fundamental shift in the design and efficiency of long distance, fiber optic communication networks, or backbone networks, by allowing for the transmission, switching and management of communications traffic entirely as optical signals. Corvis's products enable the creation of these all-optical backbone networks that support transmission over long distances and eliminate the need for expensive and capacity-limiting electrical transmission and switching equipment. Corvis's products include ultra-long distance optical signal transmission, reception and amplification equipment, all-optical switching equipment and software that enable the creation of all-optical backbone networks that support transmission over long distances. Corvis's products integrate three key technologies that enable the deployment of all-optical backbone networks: ultra-long distance optical transmission, all-optical switching and integrated network management.

     Corvis's products include:

     - Optical Network Gateway -- provides access to an all-optical network from other networks.

     - Optical Amplifier -- employs various amplification technologies to support high capacity transmission over diverse fiber types. Corvis's distributed and discrete amplification technologies allow them to tailor their amplifiers to customers' fiber types and to provide longer optical transmission distances than currently possible.

     - Optical Add/Drop Multiplexer -- enables traffic to enter and exit the network at a network intersection without requiring an optical-to-electrical-to-optical conversion of traffic passing through the intersection.

     - Optical Switch -- provisions routes and has been designed to optically switch up to 2.4 terabits per second of traffic between routes to provision services, reconfigure the network or to restore services in the event of a fiber cut. Corvis's Optical Switch is currently in trial and is expected to be commercially available in the second half of 2000.

     - CorManager Network Management System -- provides software-based network management that is fully integrated with their transmission and switching products.

            CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995       PRICE      1996       PRICE      1997       PRICE      1998       PRICE      1999       PRICE
---------   -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January      *        January      *        January      *        January      *        January      *
February     *        February     *        February     *        February     *        February     *
March        *        March        *        March        *        March        *        March        *
April        *        April        *        April        *        April        *        April        *
May          *        May          *        May          *        May          *        May          *
June         *        June         *        June         *        June         *        June         *
July         *        July         *        July         *        July         *        July         *
August       *        August       *        August       *        August       *        August       *
September    *        September    *        September    *        September    *        September    *
October      *        October      *        October      *        October      *        October      *
November     *        November     *        November     *        November     *        November     *
December     *        December     *        December     *        December     *        December     *

            CLOSING
  2000       PRICE
---------   -------
January       *
February      *
March         *
April         *
May           *
June          *
July        $  82 21/64
August        103 13/16
September      61 3/64
October        65 5/8



     The closing price on November   , 2000 was $     .


DIGITAL LIGHTWAVE, INC. (DIGL)

     Digital Lightwave, Inc., or Digital Lightwave, designs, develops, markets and supports diagnostic products that monitor, maintain and manage fiber optic-based networks. Digital Lightwave's products provide telecommunications service providers and equipment manufacturers with capabilities to cost-effectively deploy and manage fiber optic networks to address the rapidly increasing demand for bandwidth. In addition, Digital Lightwave's products are used to qualify and verify service during network installation and to provide ongoing real-time quality assurance for deployed networks. In contrast to most existing telecommunications test equipment, Digital Lightwave's products are based on modular and scaleable hardware and software platforms with a flexible architecture that allows customers to readily upgrade existing systems to accommodate new technologies.

     Digital Lightwave's ASA 312 Network Information Computer provides engineers and technicians with a truly portable, easy-to-use diagnostic product that offers increased functionality for the installation and maintenance testing of advanced, high-speed networks and transmission equipment. In 1998, Digital Lightwave introduced its initial Network Access Agent, which incorporates the technology developed for the Network Information Computer and is an unattended, software-controlled performance monitoring and diagnostic product permanently installed within optical-based networks for management from a central location.

            CLOSING               CLOSING               CLOSING                     CLOSING                     CLOSING
  1995       PRICE      1996       PRICE      1997       PRICE            1998       PRICE            1999       PRICE
---------   -------   ---------   -------   ---------   -------         ---------   -------         ---------   -------
January      *        January      *        January       *             January       $3 13/16      January       $ 4
February     *        February     *        February      $ 8           February       3 3/4        February        3 13/16
March        *        March        *        March           7 5/8       March          6 3/32       March           2 3/4
April        *        April        *        April           5 1/4       April          5            April           4
May          *        May          *        May             7 1/4       May            4            May             6 1/8
June         *        June         *        June            8 3/4       June           3 1/4        June            6
July         *        July         *        July           12 5/8       July           3 7/32       July            7 1/4
August       *        August       *        August         15 3/8       August         1 7/8        August          6 15/16
September    *        September    *        September      16 1/4       September      1 27/32      September       7 1/8
October      *        October      *        October        18 1/4       October        2 19/32      October        17 1/4
November     *        November     *        November       20 1/2       November       2 1/8        November       31 3/4
December     *        December     *        December       13 1/8       December       2 5/16       December       64

            CLOSING
  2000       PRICE
---------   -------
January     $   59
February        83 1/4
March           62 5/16
April           68 1/2
May             54 15/16
June           100 9/16
July            87 7/16
August          87 3/4
September       72 5/8
October         50 11/16



     The closing price on November   , 2000 was $     .


FINISAR CORPORATION (FNSR)

     Finisar Corporation, or Finisar, is a leading provider of fiber optic subsystems and network performance test systems which enable high-speed data communications over local area networks, or

LANs, and storage area networks, or SANs. Additionally, Finisar has recently developed products for digitizing the return path of a cable television, or CATV, network and for aggregating data traffic in extended networks. Finisar is focused on providing high-performance, reliable, value-added optical subsystems, which convert electrical signals into optical signals, for networking and storage equipment manufacturers that develop and market systems based on Gigabit Ethernet and Fibre Channel, which are advanced transmission protocols used in LAN and SAN applications.

     Finisar's optical subsystems product line consists of three product families -- optical data links, optical link extenders and Opticity 3000. Finisar's optical data links are integrated into its customers' systems and used for both short- and long-distance fiber optic communications. Finisar's FLX-2000 family of optical link extenders allows enterprises to extend the distance of fiber optic links in Gigabit Ethernet and Fibre Channel-based networks while preserving data integrity and reliability. Introduced in September 1999, Finisar's Opticity 3000 is now being evaluated by several network service providers ranging from application service providers to competitive local exchange carriers and CATV operators. The Opticity 3000 combines cost-effective wavelength division multiplexing with the ability to create reliable ring network topologies. The Opticity 3000 allows enterprises and service providers to build gigabit metropolitan data networks.

     Finisar's GTX, GST and GLA family of network performance test systems assist networking and storage system manufacturers in the efficient design of reliable, high-speed networking systems and the testing and monitoring of the performance of these systems.

            CLOSING               CLOSING               CLOSING
  1995       PRICE      1996       PRICE      1997       PRICE
---------   -------   ---------   -------   ---------   -------
January        *      January        *      January        *
February       *      February       *      February       *
March          *      March          *      March          *
April          *      April          *      April          *
May            *      May            *      May            *
June           *      June           *      June           *
July           *      July           *      July           *
August         *      August         *      August         *
September      *      September      *      September      *
October        *      October        *      October        *
November       *      November       *      November       *
December       *      December       *      December       *

            CLOSING               CLOSING                         CLOSING
  1998       PRICE      1999       PRICE            2000           PRICE
---------   -------   ---------   -------         ---------       -------
January        *      January         *           January           $20 3/16
February       *      February        *           February           47 5/64
March          *      March           *           March              48 27/32
April          *      April           *           April              37 5/16
May            *      May             *           May                22 5/16
June           *      June            *           June               26 3/16
July           *      July            *           July               26 9/16
August         *      August          *           August             46 3/8
September      *      September       *           September          48 3/8
October        *      October         *           October            28 13/16
November       *      November      $38 27/64
December       *      December       29 61/64



     The closing price on November   , 2000 was $     .


JDS UNIPHASE CORPORATION (JDSU)

     JDS Uniphase Corporation, or JDS Uniphase, is the leading provider of advanced fiber optic components and modules. These products are sold to leading telecommunications and cable television system providers worldwide. JDS Uniphase's components and modules are basic building blocks for fiber optic networks and perform both optical-only (passive) and optoelectronic (active) functions within these networks. JDS Uniphase's products include semiconductor lasers, high-speed external modulators, transmitters, amplifiers, couplers, multiplexers, circulators, tunable filters, optical switches and isolators for fiber optic applications. JDS Uniphase also supplies its customers with test instruments for both system production applications and network installation. In addition, JDS Uniphase designs, manufactures and markets laser subsystems for a broad range of OEM applications, optical display and projection products used in computer displays and other similar applications and light interference pigments used in security products and decorative surface treatments.

            CLOSING                     CLOSING                     CLOSING
  1995       PRICE            1996       PRICE            1997       PRICE
---------   -------         ---------   -------         ---------   -------
January       $ 7/16       January       $1 3/32       January       $2 47/64
February        35/64      February       1 7/32       February       2 3/64
March           39/64      March          1 7/32       March          2 5/16
April           5/8        April          1 21/32      April          2 31/64
May             5/8        May            2 3/64       May            3 9/32
June            43/64      June           2 7/32       June           3 41/64
July            45/64      July           1 5/8        July           4 17/64
August          63/64      August         2 21/64      August         4 17/64
September      1 7/64      September      2 41/64      September      4 31/32
October         59/64      October        3 1/64       October        4 13/64
November       1 7/64      November       3 23/32      November       5 1/64
December       1 1/8       December       3 9/32       December       5 11/64

            CLOSING                     CLOSING                         CLOSING
  1998       PRICE            1999       PRICE            2000           PRICE
---------   -------         ---------   -------         ---------       -------
January       $4 19/32      January       $11 25/64     January          $101 31/32
February       5 1/64       February       11 1/64      February          131 13/16
March          5 17/64      March          14 25/64     March             120 9/16
April          6 25/32      April          15 11/64     April             103 11/16
May            6 3/8        May            16 3/4       May                88
June           7 27/32      June           20 3/4       June              119 7/8
July           6 1/4        July           22 19/32     July              118 1/8
August         5            August         26 33/64     August            124 31/64
September      5 1/8        September      28 29/64     September          94 11/16
October        6 3/16       October        41 23/32     October            81 7/16
November       6 25/32      November       57 3/16
December       8 43/64      December       80 21/32



     The closing price on November   , 2000 was $     .


JUNIPER NETWORKS, INC. (JNPR)

     Juniper Networks, Inc., or Juniper Networks, is a leading provider of Internet Protocol, or IP, infrastructure solutions that enable Internet service providers and other telecommunications service providers, to meet the demands of the rapidly evolving optically-enabled IP networks. Juniper Networks' Internet backbone routers are specifically designed and purpose-built, for service provider networks and offer customers increased reliability, performance, scalability, interoperability and flexibility, and reduced complexity and cost compared to current alternatives. Juniper Networks' flagship product is the M40 Internet backbone router, and Juniper Networks recently introduced the M20, an Internet backbone router purpose-built for emerging service providers. These Internet backbone routers combine the features of Juniper Networks' JUNOS Internet Software, high performance ASIC-based packet forwarding technology and Internet-optimized architecture into a purpose-built solution for service providers.

            CLOSING                     CLOSING                     CLOSING
  1995       PRICE            1996       PRICE            1997       PRICE
---------   -------         ---------   -------         ---------   -------
January        *            January        *            January        *
February       *            February       *            February       *
March          *            March          *            March          *
April          *            April          *            April          *
May            *            May            *            May            *
June           *            June           *            June           *
July           *            July           *            July           *
August         *            August         *            August         *
September      *            September      *            September      *
October        *            October        *            October        *
November       *            November       *            November       *
December       *            December       *            December       *

            CLOSING                     CLOSING                         CLOSING
  1998       PRICE            1999       PRICE            2000           PRICE
---------   -------         ---------   -------         ---------       -------
January        *            January         *           January          $ 67 21/32
February       *            February        *           February          137 5/32
March          *            March           *           March             131 25/32
April          *            April           *           April             106 11/32
May            *            May             *           May                87 19/32
June           *            June          $24 53/64     June              145 9/16
July           *            July           27 5/64      July              142 7/16
August         *            August         34 11/64     August            213 3/4
September      *            September      30 11/32     September         218 15/16
October        *            October        45 15/16     October           195
November       *            November       46 3/16
December       *            December       56 43/64



     The closing price on November   , 2000 was $     .


LUCENT TECHNOLOGIES INC. (LU)

     Lucent Technologies Inc., or Lucent, is one of the world's leading designers, developers and manufacturers of communications systems, software and products. Lucent is a global leader in the sale of public and private communications systems, supplying systems and software to most of the world's largest communications network operators and service providers. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent's research and development activities are conducted through Bell Laboratories, one of the world's foremost industrial research and development organizations.

     On April 9, 2000, Lucent and TeraBeam Corporation entered into an agreement to develop TeraBeam's fiberless optical networking system that provides high-speed data networking between local and wide area networks. On June 16, 2000, Lucent acquired Herrmann, a supplier of optical devices for next generation dense wave division multiplexing ("DWDM") networks. On June 28, 2000, Lucent acquired Chromatis, a developer of metro optical networking products.

     On July 20, 2000, Lucent announced plans to spin off its microelectronics business, which includes the optoelectronics components and integrated circuits
(IC) divisions, into a separate, new company to be named later. Lucent is planning an initial public offering for up to 20 percent of the new company in the quarter ended March 31, 2001 and intends to spin off the remaining shares in a tax-free distribution by the summer of 2001. Lucent intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the spin-off. The spin-off is subject to certain conditions, including a favorable tax ruling. The new company will include Lucent's microelectronics business which makes silicon chips and optoelectronic components, such as lasers, that are the building blocks for communications systems ranging from wireless phones and modems to Internet equipment and optical networking systems.

     On August 31, 2000, Lucent announced a 1 per 12 stock spin-off of Avaya Inc. on its common stock to shareholders of record on September 20, 2000. This spin-off is payable on September 29, 2000. The following table does not take into account any adjustments for this spin-off.

            CLOSING                     CLOSING                     CLOSING
  1995       PRICE            1996       PRICE            1997       PRICE
---------   -------         ---------   -------         ---------   -------
January        *            January         *           January       $12 25/32
February       *            February        *           February       12 11/16
March          *            March           *           March          12 23/64
April          *            April         $ 8 17/64     April          13 57/64
May            *            May             8 61/64     May            14 61/64
June           *            June            8 59/64     June           16 31/32
July           *            July            8 23/32     July           19 63/64
August         *            August          8 11/16     August         18 11/32
September      *            September      10 51/64     September      19 5/32
October        *            October        11 1/8       October        19 25/64
November       *            November       12 1/16      November       18 7/8
December       *            December       10 57/64     December       18 13/16

            CLOSING                     CLOSING                     CLOSING
  1998       PRICE            1999       PRICE            2000       PRICE
---------   -------         ---------   -------         ---------   -------
January       $20 27/32     January       $53 1/64      January       $52 9/32
February       25 33/64     February       47 53/64     February       56 3/64
March          30 7/64      March          50 55/64     March          57 11/16
April          35 29/32     April          56 33/64     April          58 37/64
May            33 13/32     May            53 37/64     May            53 59/64
June           39 11/64     June           63 33/64     June           55 13/16
July           43 1/2       July           61 9/32      July           41 13/64
August         33 3/8       August         60 11/32     August         39 25/64
September      32 39/64     September      61 7/64      September      28 25/32
October        37 49/64     October        60 33/64     October        23 5/16
November       40 17/32     November       68 7/8
December       51 25/32     December       70 41/64



     The closing price on November   , 2000 was $     .


MRV COMMUNICATIONS, INC. (MRVC)

     MRV Communications, Inc.'s or MRV's core operations include the design, manufacture and sale of two groups of products:

     - optical networking and internet infrastructure products, primarily subscribers' management, network element management, and physical layer, switching and routing management systems in fiber optic metropolitan networks, and

     - fiber optic components for the transmission of voice, video and data across enterprise, telecommunications and cable TV networks.

     MRV's advanced optical networking and Internet infrastructure solutions greatly enhance the functionality of carrier and network service provider networks. MRV's fiber optic components incorporate proprietary technology, which delivers high performance under demanding environmental conditions.

     MRV's business units offer active optical components, optical networking and Internet infrastructure products, including network element management and physical layer management in fiber optic metropolitan networks. MRV's In-Reach product line manages Internet elements through secure remote monitoring of large service providers' sites. MRV's Optical Networks family of products consist of multi-layer traffic management: at Layer 1 with the Fiber Driver, at Layer 2 with the OptiSwitch and at Layer 3 and above, with the OSR8000, Linux Router. MRV complements its optical networking and Internet infrastructure products with a family of optical transmission components and modules designed for transmission over fiber optic cable. These products enable the transmission of voice, data, and video across fiber and are also used in optical fiber test equipment. MRV's products include discrete components, such as laser diodes and LEDs, and integrated components such as transmitters, receivers and transceivers.


     On October 6, 2000, MRV Communications, Inc.'s subsidiary, Optical Access, Inc., filed a registration statement with the Securities and Exchange Commission for an initial public offering of common stock. Optical Access designs, manufactures and markets an optical wireless solution that delivers high-speed communications traffic to the portion of the communications network commonly known as the last mile, which extends from the end user to the service provider's central office. As part of this filing, MRV advised Optical Access that at some time after this offering it may apply for a private letter ruling from the Internal Revenue Service and permission from the Israeli tax authority in connection with a proposed distribution to its stockholders of all of Optical Access's common stock held by MRV. One condition to the proposed distribution is the receipt of favorable rulings from these agencies to treat the distribution as a tax-free transaction. MRV has not advised Optical Access as to the timing of the distribution and gave no assurances as to whether or when the distribution will occur.



     On November 10, 2000, MRV's subsidiary, Luminent, Inc., commenced an initial public offering of common stock. Luminent designs, manufactures and sells a comprehensive line of fiber optic components that enable communications equipment manufacturers to provide optical networking equipment for the rapidly growing metropolitan and access segments of the communications networks. MRV has announced that it currently plans to distribute the remainder of its shares of Luminent common stock to MRV's stockholders on the later of three months after the receipt of a favorable private letter ruling from the Internal Revenue Service or six months after the initial public offering, although they are not obligated to do so. There are various conditions that must be satisfied or waived by MRV in their sole discretion, prior to the distribution. MRV will determine the exact distribution formula and record date to qualify for any distribution at a future date.


            CLOSING                     CLOSING                     CLOSING
  1995       PRICE            1996       PRICE            1997       PRICE
---------   -------         ---------   -------         ---------   -------
January       $2 1/16       January       $ 5 43/64     January       $13 13/16
February       2 1/4        February        6 15/64     February       12 1/8
March          2 29/64      March           7 59/64     March          11 1/8
April          2 25/64      April          10 3/8       April          10 5/16
May            2 21/64      May            16 13/16     May            12 3/8
June           2 15/64      June           10 11/16     June           14 3/4
July           2 13/16      July            9 5/32      July           15 7/16
August         3 37/64      August         10           August         14 11/16
September      3 9/16       September      12 7/8       September      18 1/4
October        3 11/64      October        10 7/8       October        14 5/8
November       4 23/64      November       11 7/16      November       14 1/8
December       4 15/64      December       10 7/8       December       11 15/16

            CLOSING                     CLOSING                     CLOSING
  1998       PRICE            1999       PRICE            2000       PRICE
---------   -------         ---------   -------         ---------   -------
January       $11 23/32     January       $ 4 9/16      January       $36 3/8
February       11 5/8       February        3 11/32     February       78 13/32
March          11 11/16     March           3 1/64      March          45 13/16
April          13 7/16      April           5           April          34 15/32
May            11 5/8       May             5 27/32     May            26 5/8
June           10 3/8       June            6 9/16      June           67 1/4
July           10 11/32     July            7 5/8       July           57 7/8
August          2 51/64     August          9 7/32      August         77 1/16
September       3 3/32      September      11 27/32     September      45 5/16
October         3 15/32     October        10 27/32     October        39 1/2
November        3 9/32      November       16
December        3 3/32      December       31 7/16



     The closing price on November   , 2000 was $     .


NEW FOCUS, INC. (NUFO)

     New Focus, Inc. or New Focus, designs, manufactures and markets innovative fiber optic products for next-generation optical networks under the Smart Optics for Networks(TM) brand. New Focus leverages their ten years of experience in developing advanced optical products to enable networking solutions with increased channel counts, higher data rates, longer reach lengths and new services, all of which reduce overall network cost of ownership. New Focus's high performance products are compact, consume less power and are designed to be manufacturable in high volumes.

     New Focus's Smart Optics for Networks(TM) products enable systems providers to meet the dynamic demands of next-generation optical networks. New Focus's fiber amplifier products are widely deployed in optical networks to enable the transmission of an increased amount of information at very high speeds over extended distances. New Focus's wavelength management products, which process and control the many wavelengths on an optical fiber, enable network equipment providers to increase the number of channels transmitted and to accurately, efficiently and reliably manage a vast number of optical signals. New Focus offers high-speed opto-electronic products, or products that process both optical and electrical signals, that enable interconnections between equipment in a network service provider's site at 10 gigabits per second. New Focus's high performance tunable laser modules, or laser modules that have a dynamically adjustable wavelength, enable rapid development, manufacturing and testing of fiber optic components and systems. New Focus also offers advanced photonics, or optical, tools that enable network service and equipment providers to develop their next-generation products.


           CLOSING              CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995      PRICE      1996      PRICE      1997       PRICE      1998       PRICE      1999       PRICE      2000       PRICE
---------  -------   ---------  -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January       *      January       *      January        *      January        *      January        *      January         *
February      *      February      *      February       *      February       *      February       *      February        *
March         *      March         *      March          *      March          *      March          *      March           *
April         *      April         *      April          *      April          *      April          *      April           *
May           *      May           *      May            *      May            *      May            *      May          $ 64 5/8
June          *      June          *      June           *      June           *      June           *      June           82 1/8
July          *      July          *      July           *      July           *      July           *      July          100 3/8
August        *      August        *      August         *      August         *      August         *      August        138 1/16
September     *      September     *      September      *      September      *      September      *      September      79 1/16
October       *      October       *      October        *      October        *      October        *      October        63 1/2
November      *      November      *      November       *      November       *      November       *
December      *      December      *      December       *      December       *      December       *



     The closing price on November   , 2000 was $  .


NEWPORT CORPORATION (NEWP)

     Newport Corporation, or Newport, is a global supplier of high-precision test, measurement and automation systems and subsystems that enable manufacturers of fiber optic components, semiconductor capital equipment, industrial metrology, aerospace and other high-precision products to automate their manufacturing processes, enhance product performance, and improve manufacturing efficiencies and yields. Using Newport's systems and subsystems, manufacturers of fiber optic components, semiconductors, computer peripherals and other high precision products can reduce the need for labor-intensive manual manufacturing tasks and implement new technologies and designs more readily, thereby reducing manufacturing costs and shortening time to market.

     Newport develops and manufactures its products within three distinct business units, organized around customer and manufacturing requirements:

     - Fiber Optics and Photonics. This division offers a complete suite of automated manufacturing solutions. These products address a broad spectrum of applications in the fiber optic component manufacturing process, from Pre-Test to Assembly and Packaging to Final Device Testing and Burn-In.

     - Video Metrology. These systems and subsystems provide a broad range of non-contact video-based measurement and inspection products for the semiconductor equipment manufacturing market as well as other industrial markets, such as computer peripherals and life and health sciences markets.

     - Industrial and Scientific Technologies. This division sells elements of Newport's core technology such as micropositioning, vibration isolation and optical components, systems, and accessories. These products are used across a wide range of industrial markets for applications that range from basic research and development activities to high-precision, low-volume manufacturing. As part of this division, Newport manufactures and markets a line of high-precision optics and optomechanical components. These products include lenses, mirrors, prisms, laser beam expanders, collimators, attenuators, variable beam splitters and spatial filters. Newport has the capability to produce custom optical designs and coatings for specific applications.

           CLOSING                   CLOSING                    CLOSING                    CLOSING                    CLOSING
  1995      PRICE           1996      PRICE           1997       PRICE           1998       PRICE           1999       PRICE
---------  -------        ---------  -------        ---------   -------        ---------   -------        ---------   -------
January      $2 29/64     January      $2 35/64     January       $2 15/16     January       $4 7/8       January       $ 4 61/64
February      2 1/2       February      2 59/64     February       3           February       6 19/64     February        5 11/16
March         2 7/8       March         3 3/64      March          3           March          6 37/64     March           4 1/8
April         2 51/64     April         3 13/64     April          2 3/4       April          6 51/64     April           4 11/64
May           2 35/64     May           3 3/16      May            4           May            7 19/64     May             5 3/64
June          3 1/8       June          3 19/64     June           3 3/4       June           6 37/64     June            5 11/64
July          3 27/64     July          2 1/2       July           4 19/64     July           5 53/64     July            5 1/4
August        3 1/4       August        2 43/64     August         4 21/64     August         3 37/64     August          6 19/64
September     3 5/64      September     2 53/64     September      5 11/64     September      4 43/64     September       5 35/64
October       2 51/64     October       2 3/4       October        5 27/64     October        4 3/4       October         6 1/2
November      2 3/4       November      2 61/64     November       5 43/64     November       5 43/64     November        8 31/64
December      2 45/64     December      2 61/64     December       4 11/16     December       5 5/8       December       15 1/4

            CLOSING
  2000       PRICE
---------   -------
January      $ 23 45/64
February       53 21/64
March          45
April          40 7/16
May            56 55/64
June          107 3/8
July           97 7/8
August        159
September     159 17/64
October       114 13/64





     The closing price on November   , 2000 was $     .


NORTEL NETWORKS CORPORATION (NT)

     Nortel Networks Corporation, or Nortel, is a leading global supplier of networking solutions and services that support voice, data and video transmission over wireless and wireline technologies. Nortel is focused on building the infrastructure service enabling solutions and applications for the new, high-performance Internet. Nortel's business consists of the design, development, assembly, manufacture, marketing, sale, financing, installation, servicing and support of network solutions and services for Service Provider and Carrier customers and Enterprise customers.

     Nortel carries on business in two operating segments:

     - Service Provider and Carrier Segment. Key products include: high-capacity fiber-optic systems that incorporate dense wavelength division multiplexing, synchronous optical network and synchronous digital hierarchy capabilities; high-end packet switching platforms that include frame-relay and asynchronous transfer mode switching fabrics, high-speed Internet Protocol routing and packet telephony gateways; wireless voice and data networking solutions; high-speed access networking solutions that include remote access switches and solutions utilizing copper wire, coaxial cable, or wireless media; and software for the management of network infrastructure and service.

     - Enterprise Segment. Key products include: solutions for electronic business, including customer relationship management solutions, call center products, voice messaging solutions and interactive voice response systems; Internet and data networking solutions, including high-speed frame and cell switching products; Open IP systems, including routing products, virtual private network products and wide area network switches; Enterprise telephony solutions, including digital switches and key systems; in-building wireless data and telephony solutions; and a broad range of voice and data communications solutions for small business.

           CLOSING                   CLOSING                    CLOSING                    CLOSING                    CLOSING
  1995      PRICE           1996      PRICE           1997       PRICE           1998       PRICE           1999       PRICE
---------  -------        ---------  -------        ---------   -------        ---------   -------        ---------   -------
January      $4 17/64     January      $5 5/8       January       $ 9 13/64    January       $11 9/32     January       $15 25/32
February      4 17/64     February      5 15/16     February        8 63/64    February       13 5/16     February       14 33/64
March         4 47/64     March         5 31/32     March           8 11/64    March          16 5/32     March          15 17/32
April         4 35/64     April         6 7/16      April           9 5/64     April          15 7/32     April          17 3/64
May           4 51/64     May           6 25/32     May            10 1/2      May            16          May            18 3/4
June          4 9/16      June          6 51/64     June           11 3/8      June           14 3/16     June           21 45/64
July          4 45/64     July          5 7/8       July           13 5/64     July           14 23/32    July           22 5/32
August        4 19/32     August        6 15/64     August         12 25/64    August         11 7/8      August         20 17/32
September     4 29/64     September     7 7/32      September      13          September       8 1/64     September      25 1/2
October       4 1/2       October       8 9/64      October        11 7/32     October        10 45/64    October        30 31/32
November      5 3/64      November      8 7/32      November       11 15/64    November       11 43/64    November       36 15/16
December      5 3/8       December      7 47/64     December       11 3/32     December       12 1/2      December       50 1/2

            CLOSING
  2000       PRICE
---------   -------
January       $47 3/4
February       55 7/8
March          63 1/16
April          56
May            54 1/8
June           68 1/4
July           74 3/8
August         81 9/16
September      59 9/16
October        45 1/2





     The closing price on November   , 2000 was $  .


ONI SYSTEMS CORP (ONIS)

     ONI Systems Corp., or ONI Systems, develops, markets and sells communications networking equipment, based entirely on optical technology, for metropolitan area and regional networks. ONI Systems' customers are communication service providers. ONI Systems' products enable customers to relieve traffic bottlenecks in their metropolitan and regional networks and to deliver new data communication services sought by their subscribers. ONI Systems also helps customers to rapidly build high-capacity metro networks that are flexible, easy to expand and capable of supporting multiple services for end-users.

     ONI Systems' first product, the ONLINE 9000(TM), has been generally available since January 2000. ONI Systems' second product, the ONLINE 7000(TM), has been generally available since June 2000. These products incorporate ONI Systems' OPTX(TM) network operating system, its OPTX(TM) inter-network operating system and its OLMP(TM) inter-network communications protocol to manage and support a diverse mix of service offerings by its customers. The benefits of these products include:

     - Multi-service capability. ONI Systems' products allow service providers to introduce and support a changing mix of services without deploying dedicated equipment for each service type. ONI Systems' products are also compatible with existing services based on the synchronous optical network, or SONET, standard.

     - Manageability and flexibility. ONI Systems' products enable real time end-to-end management, surveillance, service activation, network inventory management and billing within the OPTX network operating system.

     - Cost effectiveness and scalability. ONI Systems' products eliminate costly optical-to-electrical conversions within a metro network, and the scalability of ONI Systems' products allows service providers to build metro networks in a pay-as-you-grow fashion.

     - Rapid and efficient service restoration. ONI Systems' products provide for rapid restoration of mission critical services without the need to dedicate network capacity carrying duplicated traffic for this capability.

           CLOSING              CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995      PRICE      1996      PRICE      1997       PRICE      1998       PRICE      1999       PRICE      2000       PRICE
---------  -------   ---------  -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January       *      January       *      January        *      January        *      January        *      January         *
February      *      February      *      February       *      February       *      February       *      February        *
March         *      March         *      March          *      March          *      March          *      March           *
April         *      April         *      April          *      April          *      April          *      April           *
May           *      May           *      May            *      May            *      May            *      May             *
June          *      June          *      June           *      June           *      June           *      June         $117 13/64
July          *      July          *      July           *      July           *      July           *      July           88 9/16
August        *      August        *      August         *      August         *      August         *      August         95 5/16
September     *      September     *      September      *      September      *      September      *      September      86 5/16
October       *      October       *      October        *      October        *      October        *      October        81 1/16
November      *      November      *      November       *      November       *      November       *
December      *      December      *      December       *      December       *      December       *



     The closing price on November   , 2000 was $  .


REDBACK NETWORKS, INC. (RBAK)

     Redback Networks, Inc., or Redback, is a leading provider of advanced networking systems that enable carriers, cable operators and service providers to rapidly deploy high-speed access to the Internet and corporate networks. Redback's product lines, which consist of the Subscriber Management System(TM) family combine, and the SmartEdge(TM) family will combine, networking hardware with sophisticated software. Together, these product families are designed to enable customers to create end-to-end regional networks that will support all major broadband access technologies, as well as the new services that these high-speed connections will enable. Redback's Subscriber Management System, or SMS, products connect and manage large numbers of subscribers across all major high-speed access technologies, including digital subscriber line, cable and wireless. Redback's SmartEdge optical networking and multi-service products are being developed to simplify the architecture of today's regional voice and data networks, as well as improve their capacity and performance.

     Redback announced its new family of SmartEdge products during the second quarter of 2000 and anticipates its first customer shipments to begin in the second half of 2000. The SmartEdge family will enable carriers, cable operators and service providers to create high capacity, very flexible regional fiber optic networks. Telecommunications providers will be able to use the SmartEdge platform to upgrade their regional voice and data networks to support the extra traffic generated by the growing availability of broadband Internet access. Additionally, regional networks based on the SmartEdge products will be less complex and more flexible in design, and thus telecommunications providers will be able to deliver high-speed data services more rapidly.

           CLOSING              CLOSING               CLOSING               CLOSING               CLOSING
  1995      PRICE      1996      PRICE      1997       PRICE      1998       PRICE      1999       PRICE
---------  -------   ---------  -------   ---------   -------   ---------   -------   ---------   -------
January       *      January       *      January        *      January        *      January         *
February      *      February      *      February       *      February       *      February        *
March         *      March         *      March          *      March          *      March           *
April         *      April         *      April          *      April          *      April           *
May           *      May           *      May            *      May            *      May           $27 3/8
June          *      June          *      June           *      June           *      June           31 25/64
July          *      July          *      July           *      July           *      July           38 11/16
August        *      August        *      August         *      August         *      August         53 3/4
September     *      September     *      September      *      September      *      September      54
October       *      October       *      October        *      October        *      October        57 3/4
November      *      November      *      November       *      November       *      November       69 31/32
December      *      December      *      December       *      December       *      December       88 3/4

            CLOSING
  2000       PRICE
---------   -------
January      $ 93 3/32
February      149 1/4
March         149 31/32
April          79 3/8
May            83 7/8
June          179 1/8
July          130
August        149 3/8
September     164
October       106 7/16






     The closing price on November   , 2000 was $     .

SDL, INC. (SDLI)

     SDL, Inc., or SDL, is a leader in providing products for optical communications and related markets worldwide. SDL designs, manufactures and markets semiconductor lasers, fiber optic related products and optoelectronic modules and systems. SDL's products enable the transmission of data, voice, and Internet information over fiber optic networks to meet the needs of telecommunication, cable television and metro communications applications primarily using technologies relating to dense wavelength division multiplexing, or DWDM. SDL's products enable customers to meet the growing need for increasing bandwidth by expanding their fiber optic communication networks more quickly and efficiently than by using conventional electronic and optical technologies.

     SDL derives revenue from two principal markets:


     - Fiber Optic Communications. SDL supplies Erbium-Doped Fiber Amplifiers (EDFA) that are designed for OEM integration into high performance analog or digital communications systems. SDL supplies high power 980nm single mode pump lasers to provide power to optical amplifiers used in terrestrial and undersea fiber optic systems. As new high power DWDM optical amplifier technology has developed, SDL has introduced pump lasers to meet the needs of this emerging technology. SDL supplies 980nm pump modules that lead the industry in output power and uses fiber Bragg grating technology to stabilize the pump module. Grating stabilization delivers superior wavelength stability and enables precise wavelength specification. During 1999, SDL introduced a Raman amplifier pump module that won the Laser Focus World Optical Product of the Year Award. These amplifiers, designed to work in both the 1310nm and 1550nm windows, offer higher power potential and lower crosstalk potential than EDFAs. With SDL's acquisition of IOC International in May 1999, SDL expanded into the transmission sector of DWDM systems with lithium niobate external modulators and drivers. The use of external modulation enables very high channel count systems and very long propagation distances.



     - Industrial Products. The tremendous growth of the fiber optic market has tended to overshadow the non-communications applications where SDL's semiconductor lasers, fiber lasers and laser-based systems have historically enjoyed success. It is important to note, however, that revenues from these segments of SDL's business grew at 9 percent in 1999. These markets include such applications as printing and materials processing.


           CLOSING                   CLOSING                    CLOSING                    CLOSING                    CLOSING
  1995      PRICE           1996      PRICE           1997       PRICE           1998       PRICE           1999       PRICE
---------  -------        ---------  -------        ---------   -------        ---------   -------        ---------   -------
January       *           January      $4 11/64     January       $5 11/16     January       $4 25/64     January      $ 12 1/2
February      *           February      5 1/16      February       5 1/8       February       5 3/16      February       13 5/8
March        $4 19/64     March         5           March          4 9/32      March          5 15/16     March          22 11/16
April         4 1/4       April         6 51/64     April          3 1/4       April          6 3/16      April          27 5/16
May           4 5/16      May           7 5/64      May            5           May            5 1/2       May            23 1/4
June          5           June          6 15/16     June           4 25/32     June           5 31/32     June           25 17/32
July          5 3/4       July          6 1/8       July           5 3/16      July           4 31/32     July           33 31/32
August        5 19/64     August        4 13/16     August         4 7/16      August         4 1/4       August         40 15/16
September     4 5/64      September     5 1/8       September      5 1/16      September      3 1/8       September      38 5/32
October       4 1/4       October       4 1/4       October        4 1/2       October        5 1/2       October        61 21/32
November      3 3/4       November      5 3/4       November       4 5/32      November       5 37/64     November       81 3/8
December      4           December      6 9/16      December       3 5/8       December       9 29/32     December      109

            CLOSING
  2000       PRICE
---------   -------
January      $129 19/32
February      205
March         212 7/8
April         195
May           226 9/16
June          285 3/16
July          347 1/16
August        397 5/16
September     309 5/16
October       259 1/4





     The closing price on November   , 2000 was $     .


STRATOS LIGHTWAVE, INC. (STLW)

     Stratos Lightwave, Inc., or Stratos, develops, manufactures and sells optical subsystems and components for high data rate networking, data storage and telecommunication applications. Stratos' optical subsystems convert electronic signals into optical signals and back into electronic signals, thereby facilitating the transmission of information over optical communication networks. These optical subsystems are designed for use in local area networks, storage area networks, metropolitan area networks, wide area networks and central office networking in telecommunication markets. Stratos' optical subsystems are compatible with the transmission protocols used in these networks, including Gigabit Ethernet, Fast Ethernet, Fibre Channel and asynchronous transfer mode. Stratos also designs, manufactures, and sells a full line of optical components and cable assemblies for use in these networks.

     Stratos' products are designed for the various fiber optic interfaces on the market today, including the SC and LC interfaces. The SC fiber optic interface is one of the most common interfaces used in optical network applications. This interface was designed to be used over the entire range of optical network applications. The LC fiber optic interface is one-half the size of the SC interface and was designed to meet the higher port density requirements of space restricted applications. The LC interface is an evolutionary version of the SC interface that shares proven connector technology.

     Stratos' product can be divided into two categories:

     - Optical Subsystems. Stratos' optical subsystems consist of a broad range of optical transceivers. Stratos' optical transceivers serve as high data rate interconnects between network devices, such as hubs, switches, servers and storage elements. Stratos' broad line of optical transceivers are available in a variety of fiber optic interfaces, or form factors, and support a wide range of data rates, protocols, wavelengths, modes and transmission distances.

     - Optical Components. Stratos' optical components include an extensive range of fiber optic connectors, cable assemblies and related accessories. Stratos' connector products include a variety of form factors for single and multi-fiber applications. In addition to standard SC connectors and legacy standard connectors, Stratos offers small form factor LC and MT-RJ connectors that meet the needs of Stratos' customers to connect higher numbers of interface ports in the same or smaller space.


           CLOSING               CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995      PRICE      1996       PRICE      1997       PRICE      1998       PRICE      1999       PRICE      2000       PRICE
---------  -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January     *        January        *      January        *      January        *      January        *      January       *
February    *        February       *      February       *      February       *      February       *      February      *
March       *        March          *      March          *      March          *      March          *      March         *
April       *        April          *      April          *      April          *      April          *      April         *
May         *        May            *      May            *      May            *      May            *      May           *
June        *        June           *      June           *      June           *      June           *      June          $27 7/8
July        *        July           *      July           *      July           *      July           *      July           37 1/2
August      *        August         *      August         *      August         *      August         *      August         47
September   *        September      *      September      *      September      *      September      *      September      32 1/4
October     *        October        *      October        *      October        *      October        *      October        26 7/16
November    *        November       *      November       *      November       *      November       *
December    *        December       *      December       *      December       *      December       *



     The closing price on November   , 2000 was $     .


SYCAMORE NETWORKS, INC (SCMR)

     Sycamore Networks, Inc., or Sycamore, develops and markets software-based intelligent optical networking products that enable network providers to quickly and cost effectively provide bandwidth and create new high-speed data services. Sycamore's intelligent optical networking products are designed to allow service providers to deploy, manage and optimize the performance of their fiber optic networks. Sycamore has designed its products to protect service providers' existing investment in fiber optic and transmission equipment and provide a migration path to the next generation optical public network infrastructure.

     Sycamore's intelligent optical networking products incorporate the following features:

     - Intelligent Optical Networking Software. Sycamore's entire product line shares a common software base. This software foundation allows it to minimize product development time by leveraging its software architecture across multiple product lines.

     - SONET/SDH Functionality. Sycamore's products are designed to provide the optical interfaces and management and restoration capabilities traditionally offered on SONET/SDH equipment.

     - DWDM Technology. Sycamore integrates commercially available DWDM optical technology into its products, providing a comprehensive solution for its customers' multiplexing needs.

     - Network Management. Sycamore's network management products will provide end-to-end management and control of the intelligent optical network. Network management functions include fault management, configuration management, accounting management, performance management and security management. Comprised of SilvxManager, a network management platform, and SilvxSource, a system-resident management application, Sycamore's network management products constitute a distributed solution designed to provide end-to-end management of the intelligent optical network.

     Sycamore has offers or will offer the following current and planned products:

     - SN 6000. The SN 6000 is an intelligent optical transport product designed specifically to work within an existing SONET/SDH network.

     - SN 8000. The SN 8000 is an intelligent optical network node that will be used to provide high speed services over fiber optic wavelengths for access, interoffice, regional and backbone networks.

     - SilvxSource and SilvxManager. The SILVX optical network management system provides end-to-end management of data communications services across a service provider's optical network. SILVX simplifies network configuration, network provisioning and network management by implementing many of today's manual and labor-intensive network management processes within software.

     - SN 16000. The SN 16000 is an intelligent optical switch for end-to-end wavelength switching and routing, which is necessary for the creation of a meshed topology network.

     - SN 10000. The SN 10000 is an intelligent optical network node that will be used to provide high speed services over fiber optic wavelengths in long distance backbone networks. The SN 10000 is being designed to provide a complete stand-alone optical networking solution and to be capable of being configured in point-to-point, linear, ring or mesh applications. This product is currently in development.


           CLOSING               CLOSING               CLOSING               CLOSING               CLOSING               CLOSING
  1995      PRICE      1996       PRICE      1997       PRICE      1998       PRICE      1999       PRICE      2000       PRICE
---------  -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------
January     *        January        *      January        *      January        *      January       *       January      $106 21/64
February    *        February       *      February       *      February       *      February      *       February      148
March       *        March          *      March          *      March          *      March         *       March         129
April       *        April          *      April          *      April          *      April         *       April          78 1/2
May         *        May            *      May            *      May            *      May           *       May            83 5/8
June        *        June           *      June           *      June           *      June          *       June          110 3/8
July        *        July           *      July           *      July           *      July          *       July          123 5/16
August      *        August         *      August         *      August         *      August        *       August        137 1/2
September   *        September      *      September      *      September      *      September     *       September     108
October     *        October        *      October        *      October        *      October      $ 71 43/64 October      63 1/4
November    *        November       *      November       *      November       *      November       74
December    *        December       *      December       *      December       *      December      102 43/64



     The closing price on November   , 2000 was $     .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               OPTICAL EQUIPMENT


                                [NETS(SM) LOGO]

                        500,000,000 DEPOSITARY RECEIPTS

                        OPTICAL EQUIPMENT NETS(SM) TRUST

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                             [EPOCH PARTNERS LOGO]

                                     , 2001


     Until                , 2001 (25 days after the date of this prospectus),
all dealers effecting transactions in the offered Optical Equipment NETS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   APPENDIX A



     Prospective investors will be able to view a website at www.epochnets.com, maintained by Epoch Securities, Inc., where a prospectus will be available for review. A description of this website and the text of this website is set forth below and will be included as Appendix A to the prospectus. Each page of this website will contain a hyperlink to a copy of the entire prospectus in a Portable Document Format, or PDF, and a hyperlink to the Meet the Product Presentation that will provide access to the online multimedia presentation of the information set forth in textual format in Appendix B. This website summarizes information regarding the Optical Equipment NETS and is not complete. You should carefully read the entire prospectus, which includes this web site, the Optical Equipment NETS presentation and the pdf format prospectus, before you purchase any Optical Equipment NETS.



WEB SITE HOME PAGE: COVER PAGE



     Imagery: NETS logo in the upper left corner. A tab labeled "Optical Equipment" highlighted on the upper right of the page. A square icon consisting of two intertwined arrows provides a link to the prospectus in a PDF format. A square icon consisting of an arrow pointing to the right provides a link to the Optical Equipment NETS wrapper. A square icon consisting of three touching sphere shapes provides a link to the Optical Equipment NETS presentation. NETS logo in the top center of the right of the web page. A table appears on the middle of the right of the web page that contains the information on the initial price to the public and the underwriting fee as it appears on the front cover of the prospectus. Epoch Partners' logo on the bottom center of the right of the web page. Border around the web page.



     Hyperlinks: On the middle left of the page below the NETS logo and additional text, described below, are hyperlinks to the prospectus in a PDF format, the Optical Equipment NETS wrapper and the Optical Equipment NETS presentation. These hyperlinks include the icons described above and are labeled respectively as follows: "Download the pdf format prospectus", "View the Optical Equipment NETS wrapper, which is Appendix A of the pdf format prospectus" and "View the Optical Equipment NETS presentation, which is Appendix B of the pdf format prospectus". The text in two places on the right of the page that reads, "pdf format prospectus," contains a hyperlink to the prospectus in a PDF format.



     Text. No Title. The top left of the web page below the NETS logo reads in bold letters: "This web site is part of the prospectus." Below this text on the top left reads: "This web site summarizes information regarding the Optical Equipment NETS and is not complete. You should carefully read the entire prospectus, which includes this web site, the Optical Equipment NETS presentation and the pdf format prospectus, before you purchase any Optical Equipment NETS."



     The text on the right of the web page is similar to the front cover of the pdf format prospectus. At the top the following text appears in red and reads:
"The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



Subject to Completion


Preliminary Prospectus dated December 18, 2000".



The following text appears below the red text:


"PROSPECTUS



Optical Equipment


NETS


New Era Trust Securities


500,000,000 Depositary Receipts


Optical Equipment NETS(SM) Trust

     The Optical Equipment NETS(SM):



     - Are depositary receipts that represent your undivided beneficial ownership in shares of U.S.-traded common stock of a group of companies that, among other things, design, manufacture and market products that enable voice and data transmissions across communications networks using optical, or light-based, signals.



     - Represent your ownership of the companies and the number of shares of their common stock found in the pdf format prospectus.



     - Are separate from the underlying shares of common stock that will be held by the Optical Equipment NETS Trust.



     - May only be acquired, traded or exchanged in a round-lot amount of 100 Optical Equipment NETS or round-lot multiples.



     The Optical Equipment NETS Trust:



     - Has been formed to hold the underlying common stocks and issue the Optical Equipment NETS.



     - May issue additional Optical Equipment NETS on a continuous basis.



     - Is not a registered investment company under the Investment Company Act of 1940.



     - Will terminate on December 31, 2005, or earlier if a termination event occurs.



     - Investors Bank & Trust Company will act as trustee.



     - Optical Equipment NETS are interests in and obligations of the Optical Equipment NETS Trust and not of Epoch Securities, Inc., or Investors Bank & Trust Company or any of their affiliates.



     Prior to this offering no public market existed for the Optical Equipment NETS. The Optical Equipment NETS have been approved for listing on the American Stock Exchange under the symbol "OPN." In addition to this prospectus, there is also an electronic version of this prospectus for the Optical Equipment NETS that can be accessed on the Internet at www.epochnets.com as well as web sites for one or more of the underwriters and dealers which contains information formatted differently from this prospectus.



     Investing in Optical Equipment NETS involves significant risks. Please refer to the section entitled "Risk Factors" in the pdf format prospectus for a more complete description of these risks.



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                                              INITIAL PRICE   UNDERWRITING
                                                                TO PUBLIC         FEE
                                                              -------------   ------------
     Per Optical Equipment NETS including the underwriting
      fee...................................................        $                2%



     The initial public offering price for a round-lot of 100 Optical Equipment NETS will equal the sum of the values of the deposited shares for all companies as specified in this prospectus, which will be determined by multiplying the closing market price for each security on the pricing date on the primary U.S. trading market by the number of deposited shares for each company, plus an underwriting fee.



     Epoch Partners



     The date of this prospectus is           , 2001."



     Below this text, the web page border contains the text: "NETS and New Era Trust Securities are service markets of Epoch Partners, Inc. Copyright(C) 2000."

WEB PAGE 1: OPTICAL EQUIPMENT NETS WRAPPER MAIN PAGE


     Imagery: NETS logo in the upper left corner. A tab labeled "Optical Equipment" highlighted on the upper right of the page. A square icon consisting of three touching sphere shapes provides a link to the Optical Equipment NETS presentation. A square icon consisting of two intertwined arrows provides a link to the prospectus in a PDF. Border around the web page.

     Hyperlinks: On the left of the page below the NETS logo are hyperlinks to the web pages listed below. These hyperlinks are labeled based on the page to which they link. These hyperlinks include: "What are they?," "What companies' stocks are represented by them?," "What is the optical equipment industry?," "What features do they offer investors?," "Who should consider investing in them?" and "What are the risks of this investment?" The middle right of the page contains hyperlinks to the Optical Equipment NETS presentation and the prospectus in a PDF. These hyperlinks include the icons described above and are labeled respectively as follows: "View the Optical Equipment NETS presentation" and "Download the pdf format prospectus."

     Text: Title: "Optical Equipment NETS were created to provide." Below this title are the following bullet pointed items: "Industry specific diversification," "Ownership flexibility," "Lower transaction fees," "Reduced annual fees and no hidden costs" and "Tax benefits."


     The bottom right of the page reads: "This website summarizes information regarding the Optical Equipment NETS and is not complete. You should carefully read the entire prospectus, which includes this web site, the Optical Equipment NETS presentation and the pdf format prospectus, before you purchase any Optical Equipment NETS." And below this text, the web page border contains the text:
"NETS and New Era Trust Securities are service marks of Epoch Partners, Inc. Copyright(C) 2000."


GENERAL: GENERAL ITEMS INCLUDED ON WEB PAGES 2 - 7 BELOW

     Imagery: NETS logo in the upper left corner. A tab labeled "Optical Equipment" highlighted on the upper right of the page. A square icon consisting of three touching sphere shapes provides a link to the Optical Equipment NETS presentation. A square icon consisting of two intertwined arrows provides a link to the prospectus in a PDF. Border around the web page.

     Hyperlinks: On the left of the web page below the NETS logo are hyperlinks to the web pages listed below. These hyperlinks are labeled based on the web page to which they link. These hyperlinks include: "What are they?," "What companies' stocks are represented by them?," "What is the optical equipment industry?," "What features do they offer investors?," "Who should consider investing in them?" and "What are the risks of this investment?" On the bottom left of the web page are hyperlinks to the Optical Equipment NETS presentation and the prospectus in a PDF. These hyperlinks include the icons described above and are labeled respectively as follows: "View the Optical Equipment NETS presentation" and "Download the pdf format prospectus."


     Text: The bottom left of the web page reads: "This website summarizes information regarding the Optical Equipment NETS and is not complete. You should carefully read the entire prospectus, which includes this web site, the Optical Equipment NETS presentation and the pdf format prospectus, before you purchase any Optical Equipment NETS." The web page border on the bottom right contains the text: "NETS and New Era Trust Securities are service marks of Epoch Partners, Inc. Copyright(C) 2000."


WEB PAGE 2: WHAT ARE THE OPTICAL EQUIPMENT NETS?

     Imagery:  See General.

     Hyperlinks: See General. Below the text on the right of the web page, described below, a hyperlink labeled, "next" with two arrows pointing right, hyperlinks to Web Page 3.

     Text: Title: "Optical Equipment NETS." Subtitle: "What are the Optical Equipment NETS?" Below this title on the right side of the web page is the following text: "NETS are depositary receipts that represent your ownership of a group of companies' common stocks. These companies generally are considered to be among the largest and most liquid companies with U.S.-traded common stock in a particular industry.

     NETS are NOT index funds, exchange traded funds or mutual funds. The NETS structure enables you to own a single security that represents a diversified portfolio of stocks in a specific industry. But unlike an actively managed fund, the stocks represented by the NETS will not change based on the decisions of an investment manager, to match an index or to satisfy fund investment constraints, which eliminates the hidden costs associated with the turnover of stocks in managed funds and the associated tax consequences.

     The Optical Equipment NETS represent a group of 21 companies involved in the optical equipment industry."

WEB PAGE 3: WHAT COMPANIES' STOCKS ARE REPRESENTED BY THE OPTICAL EQUIPMENT
NETS?

     Imagery:  See General.

     Hyperlinks: See General. Below the text on the right of the web page, described below, a link labeled, "next" with two arrows pointing right, hyperlinks to Web Page 4.

     Text: Title: "Optical Equipment NETS." Subtitle: "What Companies' Stocks are Represented by the Optical Equipment NETS?" Below this title on the right side of the web page is the following text and table: "For illustration purposes, the number of shares of each company's common stock represented by each round-lot of 100 Optical Equipment NETS and the initial weightings are set forth in the chart below based on the equity market values as of October 26, 2000.

                                      NUMBER OF                 PRIMARY U.S.
                                      SHARES PER    INITIAL       TRADING
NAME OF COMPANY               TICKER  ROUND-LOT    WEIGHTINGS      MARKET
---------------               ------  ----------   ----------   ------------
Corning Incorporated           GLW         7          9.96%        NYSE
Lucent Technologies Inc.       LU         23          9.84         NYSE
Cisco Systems, Inc.           CSCO         9          9.79      Nasdaq NMS
Nortel Networks Corporation    NT         10          9.22         NYSE
JDS Uniphase Corporation      JDSU         6          9.07      Nasdaq NMS
CIENA Corporation             CIEN         4          8.37      Nasdaq NMS
Juniper Networks, Inc.        JNPR         2          7.73      Nasdaq NMS
Sycamore Networks, Inc.       SCMR         4          5.22      Nasdaq NMS
Corvis Corporation            CORV         4          4.92      Nasdaq NMS
SDL, Inc.                     SDLI         1          4.89      Nasdaq NMS
Redback Networks Inc.         RBAK         2          4.67      Nasdaq NMS
ADC Telecommunications, Inc.  ADCT        10          3.82      Nasdaq NMS
ONI Systems Corp.             ONIS         2          2.88      Nasdaq NMS
Newport Corporation           NEWP         1          2.26      Nasdaq NMS
Avanex Corporation            AVNX         1          1.86      Nasdaq NMS
New Focus, Inc.               NUFO         1          1.22      Nasdaq NMS
Finisar Corporation           FNSR         2          1.06      Nasdaq NMS
Digital Lightwave, Inc.       DIGL         1          1.04      Nasdaq NMS
Avici Systems Inc.            AVCI         1          0.90      Nasdaq NMS
MRV Communications, Inc.      MRVC         1          0.72      Nasdaq NMS
Stratos Lightwave, Inc.       STLW         1          0.56      Nasdaq NMS

     The share amounts were determined so that:

     - the initial issue price will be approximately $40 - $50 per Optical Equipment NETS,

     - the initial weightings of each underlying security approximates the relative equity market values of the specified companies, and

     - the maximum initial weighting of any underlying security is 10%.

     The final share amounts will be determined on the pricing date, using the same methodology. After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.


     On July 10, 2000, JDS Uniphase Corporation and SDL, Inc. announced their definitive agreement to merge. The merger agreement provides for the exchange of
3.8 shares of JDS Uniphase common stock for each common share of SDL. Completion of the transaction is subject to customary closing conditions, including the approval of stockholders of both companies and regulatory approvals. Upon completion of the merger, the stock of the surviving company will be deposited into the Optical Equipment NETS Trust.



     On July 20, 2000, Lucent Technologies Inc. announced plans to spin off its microelectronics business, which includes the optoelectronics components and integrated circuits (IC) divisions, into a separate, new company to be named later. Lucent is planning an initial public offering for up to 20 percent of the new company in the quarter ended March 31, 2001 and intends to spin off the remaining shares in a tax-free distribution by the summer of 2001. Shares of the spin-off company will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.



     On October 6, 2000, MRV Communications, Inc.'s ("MRV") subsidiary, Optical Access, Inc., filed a registration statement with the Securities and Exchange Commission, or the SEC, for an initial public offering of common stock. Optical Access designs, manufactures and markets an optical wireless solution that delivers high-speed communications traffic to the portion of the communications network commonly known as the last mile, which extends from the end user to the service provider's central office. As part of this filing, MRV advised Optical Access that at some time after this offering it may apply for a private letter ruling from the Internal Revenue Service and permission from the Israeli tax authority in connection with a proposed distribution to its stockholders of all of Optical Access's common stock held by MRV. One condition to the proposed distribution is the receipt of favorable rulings from thee agencies to treat the distribution as a tax-free transaction. MRV has not advised Optical Access as to the timing of the distribution and gave no assurances as to whether or when the distribution will occur; however, any distribution of Optical Access shares will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.



     On November 10, 2000, MRV's subsidiary, Luminent, Inc., commenced an initial public offering of common stock. Luminent designs, manufactures and sells a comprehensive line of fiber optic components that enable communications equipment manufacturers to provide optical networking equipment for the rapidly growing metropolitan and access segments of the communications networks. MRV has announced that it currently plans to distribute the remainder of its shares of Luminent common stock to MRV's stockholders on the later of three months after the receipt of a favorable private letter ruling from the Internal Revenue Service or six months after the initial public offering, although they are not obligated to do so. There are various conditions that must be satisfied or waived by MRV in their sole discretion, prior to the distribution. MRV will determine the exact distribution formula and record date to qualify for any distribution at a future date. Any distribution of Luminent shares will be retained by the Optical Equipment NETS Trust, unless either the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the Standard & Poor's sector classifications represented in the Optical Equipment NETS Trust at the time of the distribution.


     The inclusion of a company's common stock in the Optical Equipment NETS is not a recommendation of that company or its common stock by Epoch Securities, Inc., Advanced Clearing, Inc., Charles Schwab & Co., Inc., the Optical Equipment NETS Trust, the trustee or any of their affiliates."

WEB PAGE 4: WHAT IS THE OPTICAL EQUIPMENT INDUSTRY?

     Imagery:  See General.

     Hyperlinks: See General. Below the text on the right of the web page, described below, a link labeled, "next" with two arrows pointing right, hyperlinks to Web Page 5.

     Text: Title: "Optical Equipment NETS." Subtitle: "What is the optical equipment industry?" Below this title on the right side of the web page is the following text: "The optical equipment industry consists of numerous companies that design, manufacture and market products that enable voice and data transmissions across communications networks using optical, or light-based, signals. According to RHK, Inc., a telecommunications industry market research firm, the global market for optical systems and subsystems is expected to grow 31% per year from $38 billion in 1999 to $113 billion in 2003.


     Over the last three years, the volume of traffic across communications networks has grown dramatically. Broadband or high-speed Internet access through cable modems and digital subscriber line, also called DSL, connections combined with new bandwidth-intensive applications such as streaming video and real-time electronic commerce have placed significant strains on the capacity of existing communications network infrastructures. These networks were initially designed for low speed voice traffic and not for large volumes of high-speed data traffic. According to RHK, Inc., the data traffic across communications networks is expected to increase from 350,000 terabytes per month in 1999 to more than 15 million terabytes per month in 2003. Ten terabytes is the equivalent of all of the information contained in the Library of Congress.


     To handle the increasing volume of communications traffic, communications service providers are rapidly expanding their networks and adding capacity by using optical transmission and switching equipment. Optical equipment generally provides higher capacity and greater network reliability than older electrical transmission equipment because light signals can travel more quickly through optical fibers than electrical signals can travel through copper wire, and transmitting data using light is inherently more efficient.

     Optical equipment companies generally fall into three categories:

     - Systems providers undertake the complex task of assembling different optical equipment building blocks and then combining them with software and additional proprietary hardware to create complete optical equipment systems. These systems providers sell their products to the communications service providers for use in their networks. Optical systems include DWDM, or dense wave division multiplexing, transport systems, which transmit optical signals within fiber optic networks, and optical switches, which connect disparate optical networks and route optical signals from one location to another. These systems can be used in metropolitan areas or for long-haul, or long distance, applications.


     - Subsystems providers develop the building blocks used by systems providers. These building blocks include computer chips or modules that typically perform a specific function such as the amplification or steering of light signals. Subsystems include erbium-doped fiber amplifiers, which reamplify all the optical signals on an optical fiber without costly electrical reamplification of the individual signals, optical muliplexers, which combine individual optical signals to cost effectively transmit them together in a single optical fiber, and add-drop multiplexers, which manipulate optical signals to add or drop individual signals at intermediate locations in the optical network.


     - Fiber optic cable providers sell fiber optic cable to systems providers, subsystems providers and communications service providers for use in optical equipment or in optical networks."

WEB PAGE 5: WHAT ARE THE FEATURES OF OPTICAL EQUIPMENT NETS?

     Imagery:  See General.

     Hyperlinks: See General. Below the text on the right of the web page, described below, a link labeled, "next" with two arrows pointing right, hyperlinks to Web Page 6.

     Text: Title: "Optical Equipment NETS." Subtitle: "What are the features of Optical Equipment NETS?" Below this title on the right side of the web page is the following text: "Optical Equipment NETS enable investors to easily diversify their holdings through the purchase of a single security that represents a group of companies involved in the optical equipment industry. Optical Equipment NETS are not mutual funds, index funds or exchange traded funds. Instead, Optical Equipment NETS give you control over your investments.

     Optical Equipment NETS offer investors:

     - Industry specific diversification

     Optical Equipment NETS are designed to enable you to diversify your investment across a group of companies that focus on the optical equipment industry through a single security.

     - Investor control

     Unlike index and exchange traded funds, these companies and the number of shares represented by the Optical Equipment NETS will not change to satisfy changes in an index or any market value limits if a stock appreciates too much. Because Optical Equipment NETS are not mutual funds, no portfolio manager will be making decisions on where to invest your money and you will always know which stocks are represented by the Optical Equipment NETS.

     - Ownership flexibility

     The owners of Optical Equipment NETS can exchange their Optical Equipment NETS for the underlying stocks at any time.

     - Lower transaction fees

     The expenses associated with trading Optical Equipment NETS are expected to be less than trading each of the underlying securities separately.

     - Reduced annual fees and no hidden costs

     Optical Equipment NETS minimize annual fees. Only 4 cents per Optical Equipment NETS will be deducted from any cash dividends and cash distributions you receive in any calendar year plus 1/4 cent per Optical Equipment NETS each time a cash dividend or cash distribution is paid. Unlike an actively managed fund, the stocks represented by the NETS will not change based on the decisions of an investment manager, to match an index or to satisfy fund investment constraints, which eliminates the hidden costs associated with the turnover of stocks in managed funds and the associated tax consequences.

     - Tax benefits

     Because you indirectly own the underlying securities, you can choose when to sell the Optical Equipment NETS or exchange the Optical Equipment NETS for the underlying securities and sell one or more of those securities in order to better manage tax gains or losses. You will not recognize a gain on the exchange of the Optical Equipment NETS for the underlying stocks under U.S. Federal income tax law."

WEB PAGE 6: WHO SHOULD CONSIDER OPTICAL EQUIPMENT NETS?

     Imagery:  See General.

     Hyperlinks: See General. Below the text on the right of the web page, described below, a link labeled, "next" with two arrows pointing right, hyperlinks to Web Page 7.

     Text: Title: "Optical Equipment NETS." Subtitle: "Who should consider Optical Equipment NETS?" Below this title on the right side of the web page is the following text: "Since the performance of the Optical Equipment NETS depends on the performance of companies in the optical equipment industry and, in particular, the group of underlying companies and their stocks, they may be appropriate for investors who seek:

     - a diversified investment in the optical equipment industry,

     - equity returns from U.S.-traded common stocks,

     - control over their investments, and

     - lower transaction fees and annual fees related to trading and owning groups of stocks."

WEB PAGE 7: WHAT ARE THE RISKS OF INVESTING IN THE OPTICAL EQUIPMENT NETS?

     Imagery:  See General.

     Hyperlinks: See General. Below the text on the right of the web page, described below, a link labeled, "next" with two arrows pointing right, hyperlinks to Web Page 1.

     Text: Title: "What are the risks of investing in the Optical Equipment NETS?" Below this title on the right side of the web page is the following text:
"An investment in Optical Equipment NETS involves risks similar to investing directly in each of the underlying securities, including risks associated with concentrated investments in the optical equipment industry. In addition, investment in the Optical Equipment NETS involves industry-specific risks. Please refer to the section entitled "Risk Factors" in the prospectus for a more complete description of these risks."

                                   APPENDIX B



     Prospective investors will be able to view a website at www.epochnets.com, maintained by Epoch Securities, Inc., where a prospectus will be available for review. A description of this website has been included as Appendix A to the prospectus. Each page of the website will contain a hyperlink to a copy of the entire prospectus in a Portable Document Format, or PDF, and a hyperlink to the Meet the Product Presentation, an online multimedia presentation. The text set forth below provides a description of the Meet the Product Presentation and will be included as Appendix B to the prospectus. The Meet the Product Presentation summarizes information regarding the Optical Equipment NETS and is not complete. You should carefully read the entire prospectus, which includes this web site, the Optical Equipment NETS presentation and the pdf format prospectus, before you purchase any Optical Equipment NETS.


VISUAL 1: DISCLAIMER

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border.

     Visual Text: Title Disclaimer, Slide Text: "The Meet the Product Presentation is part of our prospectus. This presentation summarizes information regarding the Optical Equipment NETS and is not complete. You should read the entire prospectus carefully before you purchase any Optical Equipment NETS." Below this disclaimer is the following text: "NETS" and "New Era Trust Securities" are service marks of Epoch Partners, Inc."

     Script: The Meet the Product Presentation is part of our prospectus. The presentation summarizes information regarding the Optical Equipment NETS and is not complete. You should read the entire prospectus carefully before you purchase any Optical Equipment NETS.

VISUAL 2: WHAT ARE OPTICAL EQUIPMENT NETS?

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border.


     Visual Text: Title. What are the Optical Equipment NETS? Slide text contains the following bullet points: "Depositary receipts that represent your undivided beneficial ownership in the shares of the U.S.-traded common stock of 21 companies involved in the optical equipment industry." "The underlying securities are bought in the public market and deposited into a trust." "The trust then issues the Optical Equipment NETS." "Initial issue price will be approximately $40-$50 per Optical Equipment NETS." "Application has been approved to list them on the American Stock Exchange under the symbol "OPN."



     Script:  Welcome to the Optical Equipment NETS "Meet the Product"
Presentation, my name is [            ] from Epoch Partners. Today I am going to
talk about a new issuance of securities called Optical Equipment NETS. NETS stands for "New Era Trust Securities." In this presentation, we will talk about why Optical Equipment NETS were created, the optical equipment industry, which securities are represented by the Optical Equipment NETS, how the securities were chosen, how you can purchase the Optical Equipment NETS, related fees, certain tax considerations and the risks related to the Optical Equipment NETS.


     First, let's summarize the Optical Equipment NETS. Optical Equipment NETS are depositary receipts that represent ownership in the shares of 21 U.S.-traded common stocks involved in the optical equipment industry. To create this product, these 21 stocks will be bought in the public market by Epoch Securities, Inc. and deposited into the Optical Equipment NETS Trust. The Trust then issues a receipt. Your purchase of this receipt represents your ownership of these 21 companies. In short, the Trust is created to simplify your ownership of these 21 stocks into a single security.


     The final number of shares of each of the 21 companies will be determined so the initial issue price will be approximately $40 to $50 per Optical Equipment NETS. However, you may only purchase this product in round-lots of 100 Optical Equipment NETS or multiples thereof. The Optical Equipment NETS have been approved for listing on the American Stock Exchange under the symbol "OPN."

VISUAL 3: SECURITIES UNDERLYING THE OPTICAL EQUIPMENT NETS

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border. Table with text in center of page.

     Visual Text: Title: Securities Underlying the Optical Equipment NETS. A table containing the following text:


                                      NUMBER OF                 PRIMARY U.S.
                                      SHARES PER    INITIAL       TRADING
NAME OF COMPANY               TICKER  ROUND-LOT    WEIGHTINGS      MARKET
---------------               ------  ----------   ----------   ------------
Corning Incorporated           GLW         7          9.96%        NYSE
Lucent Technologies Inc.       LU         23          9.84         NYSE
Cisco Systems, Inc.           CSCO         9          9.79      Nasdaq NMS
Nortel Networks Corporation    NT         10          9.22         NYSE
JDS Uniphase Corporation      JDSU         6          9.07      Nasdaq NMS
CIENA Corporation             CIEN         4          8.37      Nasdaq NMS
Juniper Networks, Inc.        JNPR         2          7.73      Nasdaq NMS
Sycamore Networks, Inc.       SCMR         4          5.22      Nasdaq NMS
Corvis Corporation            CORV         4          4.92      Nasdaq NMS
SDL, Inc.                     SDLI         1          4.89      Nasdaq NMS
Redback Networks Inc.         RBAK         2          4.67      Nasdaq NMS
ADC Telecommunications, Inc.  ADCT        10          3.82      Nasdaq NMS
ONI Systems Corp.             ONIS         2          2.88      Nasdaq NMS
Newport Corporation           NEWP         1          2.26      Nasdaq NMS
Avanex Corporation            AVNX         1          1.86      Nasdaq NMS
New Focus, Inc.               NUFO         1          1.22      Nasdaq NMS
Finisar Corporation           FNSR         2          1.06      Nasdaq NMS
Digital Lightwave, Inc.       DIGL         1          1.04      Nasdaq NMS
Avici Systems Inc.            AVCI         1          0.90      Nasdaq NMS
MRV Communications, Inc.      MRVC         1          0.72      Nasdaq NMS
Stratos Lightwave, Inc.       STLW         1          0.56      Nasdaq NMS


     Script: The Optical Equipment NETS represent your ownership of the following 21 common stocks in the amounts shown. These companies generally are considered to be among the largest and most liquid companies with U.S.-traded common stock involved in the optical equipment industry as measured on October 26, 2000. The number of shares of the companies, and thus their weightings, will be changed at the time of pricing to approximate their relative equity market values subject to a maximum weighting of 10% for any one company. The number of shares of the companies will not change thereafter except for changes due to corporate events, such as stock splits or reconstitution events, such as JDS Uniphase's proposed merger with SDL. Of course, the weightings are expected to change substantially over time because of price fluctuations in the underlying securities.

VISUAL 4: ILLUSTRATIVE HISTORICAL PERFORMANCE

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border. Chart as shown on page 25 of the prospectus in the center of page.

     Visual Text: (See "Description of the Underlying Securities," the graph of historical Optical Equipment NETS performance). Title: Illustrative Historical Performance. Chart title: Composite Performance of the Securities Represented by a Single Optical Equipment NETS.(1) Footnote at the bottom of the page: (1) Measured from the close of each business day from January 4, 1999 to November [--], 2000. In the event that an underlying security was not publicly traded on January 4, 1999, the value of that security on the day it became publicly traded was distributed, pro-rata, among the other publicly traded constituent stocks. Constituent stocks that were added after January 4, 1999 were incorporated into the graph as of their IPO date.


     Script: The chart you are looking at depicts the performance of the Optical Equipment stocks in the Optical Equipment NETS since January 4, 1999. You will notice that it is benchmarked against the Nasdaq Composite Index. Not all 21 stocks of the Optical Equipment NETS were public since January 4, 1999. For purposes of calculating this graph, if a constituent stock became public after January 4, 1999, it was added at that time to the value of the Optical Equipment NETS.

VISUAL 5: WHY WERE THE OPTICAL EQUIPMENT NETS CREATED?

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border.

     Visual Text: Title: Why were the Optical Equipment NETS Created? To the right of the first bullet reads, "Industry Specific Diversification. The Optical Equipment NETS are designed to allow you to diversify your investment in optical equipment companies through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities." To the right of the second bullet reads, "Transaction Fees. The expenses associated with trading the Optical Equipment NETS are expected to be less than trading each of the underlying securities separately." To the right of the third bullet reads, "Flexibility and Control. The beneficial owners of Optical Equipment NETS have ownership interests in each of the underlying securities represented by the Optical Equipment NETS, can exchange their Optical Equipment NETS for the underlying securities represented by the Optical Equipment NETS, and can control ownership of constituent stocks and manage the timing of taxable events." To the right of the fourth bullet reads, "Low Fees and Taxes. Unlike index or exchange listed funds, which have to change stocks to match an index, the NETS have no ongoing management, minimizing costs and taxes that result from turnover."

     Script: The Optical Equipment NETS were created for several reasons. The first is diversification. Optical Equipment NETS allows for diversification in the optical equipment sector. As we all are aware, certain stock and their representative sectors are very volatile these days. Investing in a sector by purchasing a single stock is very risky because you are subject not only to the risks of the sector, but also to the company specific risks. Optical Equipment NETS allow you to purchase a diversified group of stocks in a sector through one instrument.

     Second, the Optical Equipment NETS may allow for lower transaction costs. If an individual attempted to diversify himself or herself among the constituent stocks of the optical equipment sector, that individual would pay commission on all the stocks, increasing brokerage costs by more than 4 times. However, because the Optical Equipment NETS trades as a single instrument, that cost is reduced.

     Third, the Optical Equipment NETS give you flexibility and control. Since you hold a receipt representing your ownership of the 21 optical equipment stocks, you can, at any time turn in that receipt and receive the underlying securities. This gives you flexibility over trading and timing of taxable events. You can also create new Optical Equipment NETS by depositing to the trustee the approximate number of shares.


     The NETS may also have lower costs compared to most mutual funds and exchange traded funds. Typical mutual funds may have one or more of the following: ongoing management fees, 12-b-1 fees, trailers and expenses. The NETS have none of these. The Trustee will charge up to $1.00 per quarter custody fee and a $.25 handling fee per 100 shares which is only taken if there are sufficient funds available for distribution from the underlying stocks after deduction of the quarterly custody fee. Only $.04 per Optical Equipment NETS will be deducted from any cash dividends or cash distributions you receive in any calendar year plus $.0025 per Optical Equipment NETS each time an additional cash dividend or cash distribution is paid but only if there are sufficient funds available for distribution after payment of the quarterly custody fee.


     Finally, as most of us are aware, managers of mutual funds and exchange traded funds trade their underlying stocks. A Portfolio Manager does this when he or she changes stocks. An Index Fund is forced to buy or sell when the index changes. This has two adverse impacts. First, it creates more hidden costs since the managers pay commissions. Second, it can create adverse taxable distributions at the end of the year. The NETS have a static portfolio and will not generate the adverse costs or taxes associated with trading the underlying constituent stocks.

VISUAL 6: OPTICAL EQUIPMENT INDUSTRY OVERVIEW

     Imagery: NETS log in upper right corner, Epoch Partners logo in bottom left corner and border.


     Visual Text: Title: Optical Equipment Industry Overview: To the right of the first bullet reads, "The Optical Equipment NETS are composed of companies that, among other things, design, manufacture and market products that enable the transmission of communications traffic using optical, or light based, signals." To the right of the second bullet reads, "The volume growth of traffic and new bandwidth intensive applications have placed significant strains on the capacity of existing communications infrastructures." To the right of the third bullet reads, "Optical equipment generally provides higher capacity and greater network reliability than older electronic transmission equipment." To the right of the fourth bullet reads, "According to RHK, Inc. the data traffic across communications networks is expected to increase from 350,000 terabytes per month from 1999 to more than 15 million terabytes per month in 2003. Ten terabytes is equal to all the information in the Library of Congress." To the right of the fifth bullet reads, "According to RHK, Inc. the global market for optical systems and subsystems is expected to grow 31% per year from $38 billion in 1999 to $113 billion in 2003."



     Script: The Optical Equipment NETS are composed of companies that design, manufacture and market products that enable the transmission of communications traffic using optical, or light based, signals. Broadband or high-speed Internet access through cable modems and digital subscriber line, also called DSL, connections combined with new bandwidth-intensive applications such as streaming video and real-time electronic commerce have placed significant strains on the capacity of existing communications network infrastructures. These networks were initially designed for low speed voice traffic and not for large volumes of high-speed data traffic. According to RHK, Inc., a telecommunications industry market research firm, the data traffic across communications networks is expected to increase from 350,000 terabytes per month in 1999 to more than 15 million terabytes per month in 2003. Ten terabytes is the equivalent of all of the information contained in the Library of Congress.


     Fiber optics competes with copper wire, coaxial cable, and wireless communications technologies. Optical equipment generally provides higher capacity and greater network reliability than older electrical transmission equipment because light signals can travel more quickly through optical fibers than electrical signals can travel through copper wire. According to RHK, Inc., the global market for optical systems and subsystems is expected to grow 31% per year from $38 billion in 1999 to $113 billion in 2003.

VISUAL 7: SELECTION CRITERIA

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border.

     Visual Text: Title: Selection Criteria. To the right of the first bullet reads, "The common stocks of 21 specified companies involved in various aspects of the optical equipment industry." To the right of the second bullet reads, "Considered to be among the largest capitalized, most liquid companies with

U.S.-traded common stock involved in the optical equipment industry, as measured by equity market value and trading volume on October 26, 2000." To the right of the third bullet point reads, "The following criteria were used in selecting the underlying securities on October 26, 2000." The first indentation under the third bullet reads, "Equity market value equal to or greater than $1.5 billion." The second indentation under the third bullet reads, "Average daily trading volume of at least 800,000 shares over the 60 trading days before October 26, 2000." The third indentation under the third bullet reads, "Average daily dollar volume of at least $40 million over the 60 trading days before October 26, 2000." The fourth indentation under the third bullet reads, "A trading history of at least 90 calendar days."

     Script: The 21 component stocks of the Optical Equipment NETS are involved in various aspects of the optical equipment industry. They are considered to be among the largest capitalized, most liquid companies with U.S.-traded common stock involved in this industry.

     The constituent stocks were selected using several criteria: 1) An equity market value equal to or greater than $1.5 billion. 2) An average daily trading volume of at least 800,000 shares over 60 trading days before October 26, 2000.
3) An average daily dollar volume of at least $40 million over 60 trading days before October 26, 2000. The equity market value of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock. Finally, a constituent stock must have a trading history of at least 90 calendar days.

VISUAL 8: YOUR RIGHTS AS AN OWNER OF NETS

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border.

     Visual Text: Title: Your Rights as an Owner of NETS. To the right of the first bullet reads, "No active management of the Optical Equipment NETS." To the right of the second bullet reads, "Investors in Optical Equipment NETS have the right to:." The first indentation under the second bullet reads, "Receive company reports." The second indentation under the second bullet reads, "Receive dividends and other distributions on the underlying securities (net of fees or expenses)." The third indentation under the second bullet reads, "Instruct the trustee to vote the underlying securities on all matters or attend shareholder meetings and vote yourself." The fourth indentation under the second bullet reads, "Participate in a tender offer for underlying securities by obtaining all of the underlying securities." To the right of the third bullet reads, "See "Description of Optical Equipment NETS" in the prospectus for more information."

     Script: There will be no active management of the Optical Equipment NETS and therefore no management fees charged to Optical Equipment NETS owners. The companies and share amounts will remain fixed; changes will generally only be made due to reconstitution events or corporate actions.

     Investors in Optical Equipment NETS will have the same rights as owners of the underlying securities. An Optical Equipment NETS investor has the right to receive company reports including annual reports, quarterly reports and proxy materials, which will be distributed by the issuer of the underlying securities. Investors will be able to instruct the trustee to vote on the underlying securities on all matters. If any dividends or distributions are declared and paid to the trustee by an issuer, Optical Equipment NETS owners will receive those distributions, net of any fees or expenses. Investors will be able to participate in tender offers for underlying securities by surrendering their Optical Equipment NETS to receive all of their underlying securities.

VISUAL 9: HOW CAN I PURCHASE OPTICAL EQUIPMENT NETS

     Imagery: NETS logo in upper right corner, Epoch Partners logo in bottom left corner and border.

     Visual Text: Title: How Can I Purchase Optical Equipment NETS? The first bullet point reads, "The NETS are expected to price the week of
[               ]." The second bullet reads, "The initial public offering price for an Optical Equipment NETS will approximately be $40 to $50." The third bullet reads, "You can purchase the NETS in round-lots of 100." The fourth bullet point reads, "The initial public offering price for a round-lot of 100 Optical Equipment NETS will equal the sum of the values of the deposited shares for all companies as specified in this prospectus, which will be determined by multiplying the closing market price for each security on the pricing date on the primary U.S. trading market by the number of deposited shares for each company, plus an underwriting fee." The fifth bullet reads, "After the initial offering the NETS will trade on the American Stock Exchange."


     Script:  Optical Equipment NETS can be purchased at the Initial Offering
which is expected the week of [               ]. The initial public offering
price for the Optical Equipment NETS is expected to be between $40 and $50 and they can only be purchased in round-lots of 100. The initial price of a round-lot of Optical Equipment NETS was determined by simply multiplying a constituent stock's value on the pricing date times the number of shares of that constituent stock in a round-lot of Optical Equipment NETS. This will give you the individual company's stock value as a part of the Optical Equipment NETS. If you add all 21 individual stock values and the gross spread, you will have the value of a round-lot of 100 Optical Equipment NETS.


     After the initial offering, the Optical Equipment NETS will trade on the American Stock Exchange.


VISUAL 10: FEES AND TAXES

     Imagery: NETS logo in upper right corner, Epoch Partners log in bottom left corner and border.

     Visual Text: Title: Fees and Taxes. To the right of the first bullet reads, "Fees." The first indentation under the first bullet point reads, "Unlike mutual funds, the NETS have no ongoing management fee." The second indentation under the first bullet point reads, "Underwriting fee: 2%." The third indentation under the first bullet point reads, "Ongoing maintenance costs per 100 NETS: Quarterly custody fees of up to $1.00 and a $0.25 handling fee for each cash dividend and other cash distributions made on the underlying shares. (This fee is deducted from dividends and other cash distributions paid on the underlying shares.)" The fourth indentation under the first bullet point reads, "Creation/Cancellation Fees: This fee is approximately $5 per 100 NETS." To the right of the second bullet point reads, "Tax Structure." The first indentation under the second bullet point reads, "For U.S. federal income tax purposes:
Directly owning a proportionate share of the underlying securities." The second indentation under the second bullet point reads, "When purchasing or selling the Optical Equipment NETS, a holder will determine its initial tax basis in each of the underlying securities." The third indentation under the second bullet point reads, "It is not contemplated that NETS will have tax distributions in the manner that some mutual funds do."

     Script: Unlike mutual funds, the Optical Equipment NETS have no ongoing management fee. Optical Equipment NETS investors will pay an upfront fee, instead of a sales commission or issuance fee, at the initial offering to purchase the Optical Equipment NETS. This 2% fee compensates the Underwriter and Trustee for the cost associated with creating and marketing the Optical Equipment NETS.

     Ongoing maintenance costs of administering the program are borne by the Trustee. The Trustee will charge ongoing quarterly custody fees of up to $1.00 and a $.25 handling fee per 100 shares. These fees are deducted from dividends and other cash distributions made on the underlying shares. In this way, the owner of the Optical Equipment NETS only pays a custody fee if a distribution is made. The Trustee will typically charge a fee for creation and/or cancellation of the Receipts. This fee is approximately $5 per 100 NETS.

     A person purchasing and owning Optical Equipment NETS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by the Optical Equipment NETS. When purchasing or selling Optical Equipment NETS, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Optical Equipment NETS among the underlying securities based on their relative fair market values at the time of the Optical Equipment NETS purchase. It is not contemplated that NETS will have tax distributions, in the manner that some mutual funds do.

VISUAL 11: RISK FACTORS

     Imagery: NETS logo in upper right corner, Epoch Partners log in bottom left corner and border.

     Visual Text: Title: Risk Factors. The center of the page reads: "An investment in the Optical Equipment NETS involves risks similar to investing in each of the underlying securities outside of the Optical Equipment NETS, including the risk associated with concentrated investments in the optical equipment industry. In addition, an investment in the Optical Equipment NETS involves industry-specific risks. Please refer to the section entitled "Risk Factors" of the prospectus for a more complete description of these risks."

     Script: An investment in the Optical Equipment NETS involves risks similar to investing in each of the underlying securities outside of the Optical Equipment NETS, including the risk associated with concentrated investments in the optical equipment industry. In addition, an investment in the Optical Equipment NETS involves industry-specific risks. Please refer to the section entitled "Risk Factors" of the prospectus for a more complete description of these risks.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:


Securities and Exchange Commission registration fee.........    $19,787
Printing and engraving expenses.............................     50,000
Legal fees and expenses.....................................          *
Miscellaneous...............................................          *
                                                                -------
     Total..................................................    $     *
                                                                =======


---------------

* To be added by amendment.



Item 15.  Indemnification of Directors and Officers.


     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Paragraph Ninth of the Certificate of Incorporation of Epoch Securities, Inc. provides in effect that, subject to certain limited exceptions, Epoch Securities, Inc. shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Epoch Securities, Inc. are insured under policies of insurance maintained by Epoch Securities, Inc., subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.

Item 16.  Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on December 18, 2000.


                                          Epoch Securities, Inc.

                                          By: /s/ STANTON GREEN
                                            ------------------------------------
                                              Name:  Stanton Green
                                              Title:   Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 18, 2000.


SIGNATURE                                                                  TITLE
---------                                                                  -----

                          *                            President, Chief Executive Officer and
-----------------------------------------------------    Director
                     Scott Ryles

                          *                            Controller and Financial Operations Principal
-----------------------------------------------------
                   Randall Schwed,
               chief financial officer

                  /s/ STANTON GREEN                    Attorney-in-fact
-----------------------------------------------------
                    Stanton Green

                               INDEX TO EXHIBITS


EXHIBITS
--------
 **1.1      Form of Underwriting Agreement
   4.1      Standard Terms for Depositary Trust Agreements between Epoch
            Securities, Inc. and Investors Bank & Trust Company, as
            trustee, dated as of                , 2001, and included as
            exhibits thereto, form of Depositary Trust Agreement and
            form of NETS
  *5.1      Opinion of Brown & Wood LLP regarding the validity of the
            Optical Equipment NETS Receipts
  *8.1      Opinion of Brown & Wood LLP, as special U.S. tax counsel
            regarding the material federal income tax consequences
**24.1      Power of Attorney (included in Part II of Registration
            Statement)


---------------

 *To be filed by amendment.



** Previously filed.